                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             BROOKS AUTOMATION, INC.
                                ASI MERGER CORP.
                                ASC MERGER CORP.
                           DAIFUKU AMERICA CORPORATION
                                       AND

                                DAIFUKU CO., LTD.


                            DATED: DECEMBER 15, 1999



Agreement and Plan of Merger
Execution Copy

                                TABLE OF CONTENTS

1.          DEFINITIONS...........................................................................................2

2.          THE MERGER; CLOSING..................................................................................10

   2.1      THE MERGER...........................................................................................10
   2.2      EFFECTIVE TIME.......................................................................................11
   2.3      EFFECTS OF THE MERGERS...............................................................................11
   2.4      ARTICLES OF INCORPORATION OF SURVIVING CORPORATIONS..................................................11
   2.5      BYLAWS OF SURVIVING CORPORATION......................................................................11
   2.6      OFFICERS AND DIRECTORS OF SURVIVING CORPORATION......................................................12
   2.7      CONVERSION OR CANCELLATION OF CAPITAL STOCK OF THE COMPANIES AND PAYMENT OF PURCHASE PRICE...........12
   2.8      ADJUSTMENT TO PURCHASE PRICE.........................................................................13
   2.9      SURRENDER OF CERTIFICATES............................................................................14
   2.10     ESCROW AMOUNT........................................................................................14

3.          REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY................................................15

   3.1      ORGANIZATION AND GOOD STANDING.......................................................................15
   3.2      AUTHORITY; NO CONFLICT...............................................................................15
   3.3      CAPITALIZATION.......................................................................................17
   3.4      BOOKS, RECORDS AND ACCOUNTS..........................................................................17
   3.5      FINANCIAL STATEMENTS.................................................................................18
   3.6      NO UNDISCLOSED LIABILITIES...........................................................................18
   3.7      NO MATERIAL ADVERSE CHANGE...........................................................................19
   3.8      TAXES................................................................................................19
   3.9      ACCOUNTS RECEIVABLE..................................................................................21
   3.10     TITLE TO PROPERTIES; ENCUMBRANCES....................................................................22
   3.11     CONDITION AND SUFFICIENCY OF ASSETS..................................................................23
   3.12     COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS....................................................23
   3.13     LEGAL PROCEEDINGS....................................................................................24
   3.14     ABSENCE OF CERTAIN CHANGES AND EVENTS................................................................24
   3.15     CONTRACTS; NO DEFAULTS...............................................................................26
   3.16     INSURANCE............................................................................................29
   3.17     ENVIRONMENTAL MATTERS................................................................................30
   3.18     EMPLOYEES............................................................................................31
   3.19     EMPLOYEE BENEFITS....................................................................................32
   3.20     LABOR RELATIONS......................................................................................34
   3.21     INTELLECTUAL PROPERTY................................................................................35
   3.22     CERTAIN PAYMENTS.....................................................................................38
   3.23     RELATIONSHIPS WITH RELATED PERSONS...................................................................39
   3.24     BROKERS OR FINDERS...................................................................................39
   3.25     OUTSTANDING INDEBTEDNESS.............................................................................39
   3.26     CUSTOMERS AND SUPPLIERS..............................................................................40
   3.27     YEAR 2000 COMPLIANCE.................................................................................40
   3.28     PAYABLES.............................................................................................41
   3.29     INVENTORIES..........................................................................................42
   3.30     PRODUCT WARRANTIES; PRODUCT LIABILITY................................................................42
   3.31     FINANCIAL SERVICE RELATIONS AND POWERS OF ATTORNEY...................................................43
   3.32     REGULATORY CORRESPONDENCE............................................................................43


Agreement and Plan of Merger
Execution Copy

   3.33     COMPANY ACTION.......................................................................................43
   3.34     DISCLOSURE...........................................................................................43
   3.35     FADA BUSINESS........................................................................................44

4.          REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS.............................................44

   4.1      ORGANIZATION AND GOOD STANDING.......................................................................44
   4.2      AUTHORITY; NO CONFLICT...............................................................................44
   4.3      CAPITALIZATION; PARENT SHARES........................................................................45
   4.4      FILINGS WITH THE COMMISSION..........................................................................46
   4.5      NO MATERIAL ADVERSE CHANGE...........................................................................46
   4.6      LEGAL PROCEEDINGS....................................................................................46
   4.7      BROKERS OR FINDERS...................................................................................46

5.          COVENANTS OF SELLERS.................................................................................47

   5.1      NORMAL COURSE........................................................................................47
   5.2      CONDUCT OF BUSINESS..................................................................................47
   5.3      CERTAIN FILINGS......................................................................................49
   5.4      NOTIFICATION OF CERTAIN MATTERS......................................................................50
   5.5      NO SOLICITATION......................................................................................50
   5.6      CERTAIN SECTION 401 (K) PLANS........................................................................50
   5.7      SUBORDINATION........................................................................................51
   5.8      INTEGRAM LICENSE AGREEMENT ASSIGNMENT AND INDEMNITY..................................................51
   5.9      ASC AUDITED FINANCIAL STATEMENTS.....................................................................51
   5.10     TITLE AND SURVEY.....................................................................................51
   5.11     SECTION 3.15(A)(I) TO DISCLOSURE SCHEDULES...........................................................51
   5.12     ACTION TO ASSURE INDEMNITY...........................................................................51

6.          COVENANTS OF PARENT AND MERGER SUBS..................................................................52

   6.1      CERTAIN FILINGS......................................................................................52
   6.2      NOTIFICATION OF CERTAIN MATTERS......................................................................52

7.          ADDITIONAL COVENANTS.................................................................................52

   7.1      PAYMENT OF FEES AND INTEREST.........................................................................52
   7.2      ACCESS TO INFORMATION; CONFIDENTIALITY...............................................................53
   7.3      REASONABLE BEST EFFORTS; FURTHER ACTION..............................................................53

8.          CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUBS..................................................54

   8.1      DUE DILIGENCE REVIEW.................................................................................54
   8.2      REPRESENTATIONS AND WARRANTIES.......................................................................54
   8.3      PERFORMANCE OF COVENANTS.............................................................................54
   8.4      DISTRIBUTION OF FADA BUSINESS........................................................................54
   8.5      ADJUSTMENT OR DISPOSITION OF CERTAIN OBLIGATIONS OF COMPANIES........................................55
   8.6      UPDATE CERTIFICATE...................................................................................55
   8.7      NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY......................................................55
   8.8      APPROVALS AND CONSENTS...............................................................................56
   8.9      DELIVERY OF FINANCIAL INFORMATION....................................................................56
   8.10     FAIRNESS OPINION.....................................................................................57
   8.11     OPINION OF COUNSEL...................................................................................57
   8.12     ESCROW AGREEMENT.....................................................................................57
   8.13     EMPLOYMENT, NONCOMPETITION, CONFIDENTIALITY AND PROPRIETARY INFORMATION AGREEMENTS...................57

--------------------------------------------------------------------------------
                                      -ii-


Agreement and Plan of Merger
Execution Copy

   8.14     OPERATING AGREEMENT..................................................................................57
   8.15     SHAREHOLDER AGREEMENT................................................................................57
   8.16     NASDAQ NATIONAL MARKET; RESET ELECTION...............................................................57

9.          CONDITIONS TO OBLIGATIONS OF THE COMPANY SHAREHOLDER.................................................58

   9.1      REPRESENTATIONS AND WARRANTIES.......................................................................58
   9.2      PERFORMANCE OF COVENANTS.............................................................................58
   9.3      UPDATE CERTIFICATE...................................................................................58
   9.4      NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY......................................................59
   9.5      APPROVALS AND CONSENTS...............................................................................59
   9.6      OPINION OF COUNSEL...................................................................................59
   9.7      OPERATING AGREEMENT..................................................................................59
   9.8      REGISTRATION RIGHTS AGREEMENT........................................................................59
   9.9      RELEASES.............................................................................................59
   9.10     ASC COMMITMENT LETTER................................................................................60

10.         INDEMNIFICATION......................................................................................60

   10.1     INDEMNIFICATION BY COMPANY SHAREHOLDER...............................................................60
   10.2     INDEMNIFICATION BY PARENT............................................................................62
   10.3     DEFENSE OF THIRD PARTY ACTIONS.......................................................................63
   10.4     MISCELLANEOUS........................................................................................64
   10.5     PAYMENT OF INDEMNIFICATION...........................................................................64

11.         TERMINATION OF AGREEMENT.............................................................................64

   11.1     TERMINATION..........................................................................................64
   11.2     TERMINATION BY THE PARENT............................................................................65
   11.3     TERMINATION BY THE COMPANY SHAREHOLDER...............................................................65
   11.4     PROCEDURE FOR TERMINATION............................................................................66
   11.5     EFFECT OF TERMINATION................................................................................66
   11.6     RIGHT TO PROCEED.....................................................................................66

12.         GENERAL PROVISIONS...................................................................................66

   12.1     EXPENSES.............................................................................................66
   12.2     PUBLIC ANNOUNCEMENTS.................................................................................67
   12.3     NOTICES..............................................................................................67
   12.4     JURISDICTION; SERVICE OF PROCESS.....................................................................68
   12.5     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE................................................68
   12.6     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS...................................................69
   12.7     SEVERABILITY.........................................................................................69
   12.8     GOVERNING LAW........................................................................................69
   12.9     COUNTERPARTS.........................................................................................69
   12.10    ENTIRE AGREEMENT AND MODIFICATION; SCHEDULES AND EXHIBITS............................................70


--------------------------------------------------------------------------------
                                     -iii-


Agreement and Plan of Merger
Execution Copy

                          AGREEMENT AND PLAN OF MERGER


THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of December 15, 1999, among (i) Brooks Automation, Inc. ("PARENT"), a Delaware corporation and a party to this Agreement but not a constituent corporation in the Merger (as hereinafter defined), (ii) ASI Merger Corp. ("ASI MERGER SUB") and ASC Merger Corp. (individually, "ASC MERGER SUB" and collectively with ASI Merger Sub, the "MERGER SUBS" and each individually, a "MERGER SUB" as the context requires), both Delaware corporations all of whose capital stock is owned directly by Parent, and (iii) Daifuku America Corporation, an Illinois corporation ("COMPANY SHAREHOLDER") and Daifuku Co., Ltd., a Japanese corporation ("DAIFUKU JAPAN").


                                    RECITALS:


     A. Company Shareholder holds all of the issued and outstanding capital stock of both AutoSimulations, Inc. ("ASI") and Auto-Soft Corporation (individually, "ASC" and collectively with ASI, the "COMPANIES"), both Utah corporations.

     B. Daifuku Japan holds all of the issued and outstanding capital stock of Company Shareholder.

     C. The Boards of Directors of Parent, Merger Subs and Company Shareholder, deeming it advisable and for the respective benefit of Parent, Merger Subs and the Company Shareholder, and their shareholders, have approved the Mergers of Merger Subs with and into the Companies upon the terms and subject to the conditions set forth in this Agreement, and have approved this Agreement and authorized the transactions contemplated hereby.

     D.   Company Shareholder has approved the Mergers and this Agreement.

     E. Pursuant to the Mergers, the Companies' entire capital stock (with respect to each Company, the "COMPANY CAPITAL STOCK") shall be automatically converted into the right to receive the consideration specified in Section 2.7 upon the terms and subject to the conditions hereinafter set forth.

     F. Upon consummation of the Mergers, the Companies, as the surviving corporations of the Mergers, will become wholly-owned subsidiaries of Parent.


Agreement and Plan of Merger
Execution Copy

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "ACCOUNTS RECEIVABLE"--as defined in Section 3.9.

     "AFFILIATE" --of a Person means another Person which is controlling, controlled by or under common control with the first Person.

     "AGREEMENT"--this Agreement, including the Schedules and Exhibits hereto.

     "AGREEMENTS OF MERGER" --as defined in Section 2.2.

     "ALTERNATIVE ACQUISITION" --as defined in Section 5.5.

     "ASC" - Auto-Soft Corporation, a Utah Corporation.

     "ASI" - AutoSimulations, Inc., a Utah Corporation.

     "ASC PURCHASE PRICE"--see definition of Purchase Price.

     "ASI PURCHASE PRICE" --see definition of Purchase Price.

     "BASE BALANCE SHEET" -the audited balance sheets of ASC and ASI as of September 30, 1999.

     "CASH PORTION OF THE PURCHASE PRICE --that portion of the Purchase Price to be paid in cash or by wire transfer or certified funds plus that portion of the Purchase Price to be paid with the Note pursuant to this Agreement.

     "CERTIFICATES" --as defined in Section 2.9(a).

     "CLOSING"--as defined in Section 2.1(b).

     "CLOSING BALANCE SHEET" - as defined in Section 2.8.

     "CLOSING DATE" --the date and time as of which the Closing actually takes place.

     "CLOSING EXCHANGE PRICE" --the average closing price of a share of Parent Common Stock for the 20 consecutive Trading Days ending on the Trading Day that is two Trading Days immediately prior to the Closing Date, as reported on the Nasdaq National Market (subject to appropriate adjustment for any stock split, reverse split, stock dividend, reorganization,

--------------------------------------------------------------------------------
                                      -2-
Agreement and Plan of Merger
Execution Copy
recapitalization or other like change with respect to the Parent Common Stock occurring after the date hereof and prior to the Effective Time).

     "CODE" --the Internal Revenue Code of 1986, as amended, or any successor law.

     "COMMISSION" --the United States Securities and Exchange Commission.

     "COMPANIES" --ASI and ASC.

     "COMPANY CAPITAL STOCK" --the capital stock of each of the Companies held by the Company Shareholder.

     "COMPANY SHAREHOLDER" --as defined in the first paragraph of this Agreement.

     "COMPANY SUBSIDIARIES" -as to ASI: ASI Software Asia Pacific Pte. Ltd., a Singapore company, Auto Simulations Limited, a corporation under the laws of England and Wales; and as to ASC: Auto-Soft (Corporation) Limited, a corporation under the laws of Scotland.

     "CONFIDENTIALITY AGREEMENTS" -- the Confidentiality Agreements dated 20 April, 1999 between each of the Companies and Parent.

     "CONTRACT" --any agreement, contract, obligation, promise, commitment or undertaking (whether written or oral), other than those that have been terminated or fully performed by all parties thereto.

     "CONTRACTUAL RESTRICTION" --as defined in Section 2.12(b).

     "COPYRIGHTS" --as defined in Section 3.21(a).

     "DGCL" --Delaware General Corporation Law.

     "DISCLOSURE SCHEDULE" --the disclosure schedule delivered to Parent and each of the Merger Subs concurrently with the execution and delivery of this Agreement.

     "EFFECTIVE TIME" --as defined in Section 2.2.

     "EMPLOYEE BENEFIT PLAN" --means any "employee benefit plan" as defined in
Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits (other than ordinary cash compensation) to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of either of the Companies or any of the Company Subsidiaries, which are now, or were within the past five years, maintained by either of the Companies or any of the Company Subsidiaries, or under which it has or could have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase,

--------------------------------------------------------------------------------
                                      -3-
Agreement and Plan of Merger
Execution Copy
stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

     "ENCUMBRANCE" --any mortgage, charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; and the verb "Encumber" shall be construed accordingly.

     "ENVIRONMENTAL CLAIM" --any accusation, allegation, notice of violation, action, claim, Encumbrance, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon: (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other substance, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air soil, soil, surface water or groundwater) at, in, by, from or related to the Facilities or any activities conducted thereon; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Facilities; or (iii) the violation, or alleged violation, of any Environmental Law, Order or Governmental Permit of or from any Governmental Authority relating to environmental matters connected with the Facilities.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" --any cost, damage, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of Hazardous Materials, occupational safety and health, and regulation of chemical and Hazardous Materials); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and responses, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or
(d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

     "ENVIRONMENTAL LAW" --any Law concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the

--------------------------------------------------------------------------------
                                      -4-
Agreement and Plan of Merger
Execution Copy
environment and human and employee health and safety and includes, but is not limited to, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (33 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

     "ERISA" --the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

     "ERISA AFFILIATE" --means any entity (whether or not incorporated) other than the Companies or Company Subsidiaries that, together with the Companies or Company Subsidiaries, is a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

     "ESCROW AGENT" -- State Street Bank and Trust Company, acting as Escrow Agent pursuant to the Escrow Agreement.

     "ESCROW AGREEMENT" --as defined in Section 8.12.

     "ESCROW AMOUNT" --$8,000,000, in the form of cash or, at Company Shareholder's election, Parent Shares (valued based on the Closing Exchange Price).

     "ESCROW SHARES" --as defined in Section 2.10.

     "EXCHANGE ACT" --the Securities Exchange Act of 1934, as amended, or any successor law.

     "FACILITIES" --any real property, leaseholds or other interests currently (or, for purposes of Section 3.17 only, formerly) owned or operated by either of the Companies and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by either of the Companies.

     "FADA BUSINESS" --the assets, liabilities, customers, prospects and projects of the Factory Automation/Distribution Automation business of Auto-Soft which will be distributed to Company Shareholder prior to Closing in accordance with Section 8.4.

     "FINANCIAL STATEMENTS" --as defined in Section 3.5(a).

     "GAAP" --United States generally accepted accounting principles.

--------------------------------------------------------------------------------
                                      -5-
Agreement and Plan of Merger
Execution Copy

     "GOVERNMENTAL AUTHORITY"--any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

     "GOVERNMENTAL PERMIT" --any license, franchise, permit or other authorization of any Governmental Authority.

     "HAZARDOUS MATERIALS" --any substance, material or waste which is regulated by Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance," under any provision of Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

     "HSR ACT" --the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law.

     "INDEMNIFIED PERSON" -- any Person who is to be indemnified by another Person under Article 10 hereof.

     "INDEMNIFYING PERSON" --any person obligated to indemnify another Person under Article 10.

     "INTEGRAM LICENSE AGREEMENT -the Purchase and License Agreement between ASC and Magna Seating Systems of America, Inc. d/b/a Integram--St. Louis Seating of Pacific, Missouri dated June 25, 1999.

     "INTELLECTUAL PROPERTY ASSETS" --as defined in Section 3.21(a).

     "KEY EMPLOYEES" - Van Norman, Michael Thompson, Peter Elleby, Joey Skinner, Matthew W. Rohrer, Rabih Al-Sibai, Steve Barlow, Rory Gagon, Rick Sheffield and Dean Jolley (who shall be a consultant rather than an employee).

     "LAW" --any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other legal requirement.

     "LIEN" --any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

     "LOSSES" --for purposes of Article 10, all losses, costs, damages (including, without limitation, punitive and consequential damages), fines, penalties, liabilities, payments and obligations, and all expenses related thereto. Losses shall include any reasonable legal fees and costs incurred by any Indemnified Person subsequent to the Closing in defense of or in connection

--------------------------------------------------------------------------------
                                       -6-
Agreement and Plan of Merger
Execution Copy
with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Person and whether or not the Indemnified Person is made or become parties to any such action. However, Losses shall not include any amounts which have been adequately compensated for as an adjustment to Purchase Price pursuant to Section 2.8 hereof.

     "MARKS" --as defined in Section 3.21(a).

     "MATERIAL ADVERSE EFFECT" -- means (i) an adverse effect on the business, properties, operations, assets, revenues or condition (financial or otherwise) of (A) ASI and its Subsidiaries, or (B) ASC and its Subsidiaries, or (C) Parent and its Subsidiaries, which is material to such Persons, in each case on a consolidated basis, or (ii) an effect which materially impairs or precludes the Person's ability to consummate the Merger or the transactions contemplated hereby.

     "MATERIAL CUSTOMERS" --as defined in Section 3.26.

     "MATERIAL PERSONAL PROPERTY" --as defined in Section 3.10.

     "MATERIAL SUPPLIER" --as defined in Section 3.26.

     "MERGER" OR "MERGERS" --as defined in Section 2.1(a).

     "MERGER SUBS" --as defined in the first paragraph of this Agreement.

     "NET TANGIBLE BOOK VALUE" --as defined in Section 2.8(f).

     "NOTE" --a note dated as of the Closing Date made by Parent and given to the Company Shareholder in the principal amount of $16,000,000; which note shall bear interest at a rate of 4% per annum.

     "OCCUPATIONAL SAFETY AND HEALTH LAW" --any legal or governmental requirement or obligation relating to safe and healthful working conditions or to reduce occupational safety and health hazards or designed to provide safe and healthful working conditions.

     "OPERATING AGREEMENT" --as defined in Section 8.14.

     "ORDER" --any order, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

     "ORGANIZATIONAL DOCUMENTS" --(a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any charter, trust certificate or document


--------------------------------------------------------------------------------
                                      -7-
Agreement and Plan of Merger
Execution Copy
or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any and all currently effective amendments to any of the foregoing.

     "PARENT" --as defined in the first paragraph of this Agreement.

     "PARENT COMMON STOCK" --the Common Stock, $0.01 par value per share, of Parent.

     "PARENT PURCHASE RIGHT" --as defined in Section 2.7(d).

     "PARENT SEC REPORTS" --as defined in Section 4.4(a).

     "PARENT SHARES" --the shares of Parent Common Stock to be issued to the Company Shareholder in connection with the Mergers.

     "PARENT'S INDEMNIFIED PERSONS" --the Parent and the Merger Subs before and after the Effective Times of the Mergers, and each of the Surviving Corporations, only after the Effective Time of its Merger; and the Persons who are their respective directors, officers, employees and agents in their capacities as such, and subsidiaries during the same time periods.

     "PATENTS" --as defined in Section 3.21(a).

     "PENSION PLAN" --as defined in Section 3.19(e).

     "PERSON" --any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

     "PROCEEDING" --any pending claim, action, investigation, arbitration, litigation or other judicial, regulatory or administrative proceeding.

     "PURCHASE PRICE" -- $59,000,000 in the aggregate, (i) $27,000,000 of which shall be paid at the Closing in cash or by certified funds or wire transfer of immediately available funds, (ii)$16,000,000 of which shall be evidenced by the Note, and (iii) $16,000,000 of which shall be payable in the form of shares of Parent Common Stock calculated in accordance with this Agreement. This Purchase Price shall be allocated between payment for the capital stock of ASI (the "ASI Purchase Price") and payment for the capital stock of ASC (the "ASC Purchase Price") as provided in Section 2.7(a). Such Purchase Price is subject to adjustment as provided in Section 2.8 hereof.

     "PWC" -- Pricewaterhouse Coopers, independent public accountants.

     "REGISTRATION RIGHTS AGREEMENT" --as defined in Section 9.8.

     "REGULATION D" --Regulation D promulgated pursuant to the Securities Act.

     "RESET ELECTION" --as defined in Section 8.15.

--------------------------------------------------------------------------------
                                      -8-
Agreement and Plan of Merger
Execution Copy

     "RELATED PERSON" --as defined in Section 3.23.

     "RELEASE" --any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment of any Hazardous Material through or in the air, soil, surface water or groundwater.

     "REMEDIAL ACTION" --all actions, including, without limitation, any expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring any Facility into compliance with all applicable Environmental Laws and Environmental Permits.

     "RETURNS" --as defined in Section 3.8(b).

     "SECURITIES ACT" --the Securities Act of 1933, as amended, or any successor law.

     "SECRET INFORMATION" -- as defined in Section 3.21(a).

     "SELLERS" --collectively, Company Shareholder and Daifuku Japan.

     "SELLERS' INDEMNIFIED PERSONS" -- Daifuku Japan and Company Shareholder before and after the Effective Times of the Mergers and each of the Companies only before the Effective Time of its Merger; and the Persons who are their respective officers, directors, employees and agents in their capacities as such during the same time periods.

     "SPECIAL ACCOUNTS RECEIVABLE" -- as defined in Section 3.9.

     "STOCK PORTION OF THE PURCHASE PRICE" --that portion of the Purchase Price to be paid in Parent Shares pursuant to this Agreement.

     "SUBSIDIARY" --with respect to any Person, any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent persons thereof is owned or controlled, directly or indirectly, by such Person.

     "SURVIVING CORPORATIONS" --as defined in Section 2.1(a).

     "TARGET BOOK VALUE" --as defined in Section 2.8.

     "TAX AUTHORITY" --as defined in Section 3.8(a).


--------------------------------------------------------------------------------
                                       -9-
Agreement and Plan of Merger
Execution Copy

     "TAXES" --as defined in Section 3.8(a).

     "TERMINATION FEE" --as defined in Section 11.5(b).

     "THIRD PARTY ACTION" --any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

     "TRADING DAY" -- any day on which the Nasdaq National Market is open for business.

     "TRANSACTION DOCUMENTS" --the Agreement of Merger and the other agreements, documents or instruments executed and delivered by a party hereto as contemplated under this Agreement.

     "UBCA" --Utah Revised Business Corporation Act.

     "WARN" --as defined in Section 3.18(d).

     "YEAR 2000" --as defined in Section 3.27(a).

2.   THE MERGER; CLOSING

     2.1  THE MERGER

     (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the UBCA and the DGCL, (i) ASI Merger Sub shall be merged with and into ASI (the "ASI MERGER") and (ii) ASC Merger Sub shall be merged with and into ASC (individually, the "ASC MERGER" and collectively, with the ASI Merger, the "MERGERS"). Following the ASI Merger, the separate corporate existence of the ASI Merger Sub shall cease, and ASI shall continue as the surviving corporation of the ASI Merger under the name "AutoSimulations, Inc." (the "ASI SURVIVING CORPORATION"). Following the ASC Merger, the separate corporate existence of the ASC Merger Sub shall cease, and ASC shall continue as the surviving corporation of the ASC Merger under the name "Auto-Soft Corporation" (individually, the "ASC SURVIVING CORPORATION" and collectively with ASI Surviving Corporation, the "SURVIVING CORPORATIONS").

     (b) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article 11, the closing of the transactions provided for in this Agreement (the "Closing") shall be held at the offices of Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111 as promptly as practicable (and in any event within two business days) after the satisfaction or waiver of the conditions set forth in Sections 8 and 9 of this agreement or at such other place, date and time as may be fixed by mutual agreement of the parties (the "Closing Date"); provided, however, that in no event shall the Closing Date be extended beyond March 31, 2000.


--------------------------------------------------------------------------------
                                      -10-
Agreement and Plan of Merger
Execution Copy

     2.2  EFFECTIVE TIME

     As soon as practicable following the Closing and in any event no later than two business days after the Closing, the parties hereto shall cause the Mergers to be consummated by (i) filing agreements or certificates of merger (as to each of the Mergers, the "AGREEMENT OF MERGER" and collectively, the "AGREEMENTS OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the UBCA and the DGCL, and (ii) making all other filings or recordings required under the UBCA and the DGCL. Each of the Mergers shall become effective at such time as the applicable Agreement of Merger, having previously been duly filed with the Secretary of State of the State of Delaware, is duly filed with the Secretary of State of the State of Utah or at such subsequent time as ASC or ASI (as applicable), the applicable Merger Sub and Parent shall agree, and shall be specified in the applicable Agreement of Merger (the date and time each of the Mergers becomes effective being the "EFFECTIVE TIME" for each such Merger).

     2.3  EFFECTS OF THE MERGERS

     At and after the applicable Effective Time, each of the Mergers will have the effects set forth in this Agreement, the applicable Agreement of Merger and the applicable provisions of the UBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of its Merger, (i) all the assets, property, rights, privileges, powers and franchises of ASI and ASI Merger Sub shall vest in ASI Surviving Corporation, and all debts, liabilities and duties of ASI and ASI Merger Sub shall become the debts, liabilities and duties of ASI Surviving Corporation, and (ii) all the assets, property, rights, privileges, powers and franchises of ASC and the ASC Merger Sub shall vest in ASC Surviving Corporation, and all debts, liabilities and duties of ASC and the ASC Merger Sub shall become the debts, liabilities and duties of the ASC Surviving Corporation.

     2.4  ARTICLES OF INCORPORATION OF SURVIVING CORPORATIONS

     Unless otherwise determined by Parent prior to the applicable Effective Time, at the Effective Time of each of the Mergers, the articles of incorporation of the applicable Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation into which it is merged pursuant hereto, unless and until thereafter changed or amended in accordance with the UBCA.

     2.5  BYLAWS OF SURVIVING CORPORATION

     Unless otherwise determined by Parent prior to the applicable Effective Time, at the Effective Time, the bylaws of each of the Companies, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation into which it is merged pursuant hereto, unless and until thereafter changed or amended in accordance with the UBCA.


--------------------------------------------------------------------------------
                                      -11-
Agreement and Plan of Merger
Execution Copy

     2.6  OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

     The officers of each of the Merger Subs immediately prior to the Effective Time (which officers are identified in Section 2.6 of the Disclosure Schedule) shall be the initial officers of the Surviving Corporation into which each is merged pursuant hereto, each to hold office in accordance with the Organizational Documents of such Surviving Corporation until the earliest of their resignation or removal from office or their otherwise ceasing to be officers or until their respective successors are duly elected and qualified. The director of each of the Merger Subs immediately prior to the Effective Time (which are identified in Section 2.6 of the Disclosure Schedule) shall be the initial director of the Surviving Corporation into which it is merged pursuant hereto.

     2.7 CONVERSION OR CANCELLATION OF CAPITAL STOCK OF THE COMPANIES AND PAYMENT OF PURCHASE PRICE

     At the Effective Time of each Merger, by virtue of such Merger and without any action on the part of any party hereto or any holder thereof:

     (a) Subject to the provisions of this Section 2.7 and Sections 2.8, 2.9 and 2.10, each share of Company Capital Stock issued and outstanding immediately prior to the applicable Effective Time (except for shares held in the Companies' treasuries) shall be canceled and extinguished and automatically converted into the right to receive, before reduction for the Escrow Amount, (A) cash, (B) the Note, and (C) the number of shares of Parent Common Stock based on the Closing Exchange Price each determined as follows: (i) in the case of ASI, (A) cash in an amount equal to the $11,791,198.94, and (B) $6,987,377.15 payable under the Note, (C) the number of shares of Parent Common Stock, rounded to the nearest whole share (i.e., rounded up if the fractional share is .5 or greater), equal to 6,987,377.15, divided by the Closing Exchange Price; and (ii) in the case of ASC, (A) cash in an amount equal to $15,208,801.06, and (B) $9,012,622.89 payable under the Note, (C) the number of shares of Parent Common Stock, rounded to the nearest whole share (i.e., rounded up if the fractional share is .5 or greater), equal to $9,012,622.89 divided by the Closing Exchange Price.

     (b) Each share of capital stock held in the treasury of each of the Companies and each authorized but unissued share of capital stock of each of the Companies shall cease to exist without payment of any consideration therefor.

     (c) Each share of Merger Subs' Common Stock, $0.01 par value per share, issued and outstanding immediately prior to the applicable Effective Time shall be canceled and extinguished and automatically converted into one (1) validly issued, fully paid and nonassessable share of Common Stock, no par value per share, of the Surviving Corporation into which it is merged.

     (d) The Company Shareholder shall also receive together with each share of Parent Common Stock issued in the Mergers pursuant to this Section 2.7 an associated preferred stock purchase right ("PARENT PURCHASE RIGHT") pursuant to the Rights Agreement, as amended,

--------------------------------------------------------------------------------
                                      -12-
Agreement and Plan of Merger
Execution Copy
between the Parent and the Rights Agent named therein. References herein to Parent Common Stock shall be deemed to include the associated Parent Purchase Rights.

     2.8  ADJUSTMENT TO PURCHASE PRICE

     (a) Promptly following the Closing, but in no event later than 60 days after the Closing, the Companies shall prepare and deliver to the Parent and the Company Shareholder a balance sheet for each of the Companies (each a "CLOSING BALANCE SHEET") audited by Pricewaterhouse Coopers, LLP ("PWC"), independent public accountants, prepared in accordance with this Section. The fees and expenses of PWC shall be borne by Parent. Parent shall select the PWC partner that will lead the audit team.

     (b) In the event that the Net Tangible Book Value of ASC as shown on the ASC Closing Balance Sheet is less than $9,186,859 then Company Shareholder shall owe to Parent a dollar amount equal to the difference; and to the extent the Net Tangible Book Value of ASC on the ASC Closing Balance Sheet is more than $9,186,859 Parent shall owe to Company Shareholder a dollar amount equal to the difference.

     (c) In the event that the Net Tangible Book Value of ASI as shown on the ASI Closing Balance Sheet is less than the Net Tangible Book Value on the ASI Base Balance Sheet (reduced by the ASI dividend to Company Shareholder of $96,410) by more than $50,000, then Company Shareholder shall owe to Parent a dollar amount equal to such excess; and if the Net Tangible Book Value of ASI as shown on the ASI Closing Balance Sheet exceeds the ASI Net Tangible Book Value on the ASI Base Balance Sheet (reduced by the ASI dividend to Company Shareholder of $96,410) by more than $50,000, then Parent shall owe to Company Shareholder the amount of such excess.

     (d) The net amount owed by one party to the other under paragraphs (b) and
(c) above shall be paid within ten (10) days following the later of (i) the date of delivery of the Closing Balance Sheets to Parent and Company Shareholder, or (ii ) the determination of any dispute with respect to the Closing Balance Sheets as provided in paragraph (f) of this Section 2.8, by certified or bank check or wire transfer of funds.

     (e) For purposes of this Section 2.8 the term "Net Tangible Book Value" shall mean the book value of all assets appearing on the balance sheet less the book value of intangibles and the book value of all liabilities appearing thereon. The Closing Balance Sheets shall fairly present the assets, liabilities and Closing Net Tangible Book Value of each of the Companies as of close of business on the Closing Date, determined in accordance with generally accepted accounting principals, practices and methods of the United States ("GAAP") and on a basis consistent with the preparation of the respective Base Balance Sheets. The same accounting principles, practices, procedures and policies that were used in preparing the Base Balance Sheet shall be used in preparing the Closing Balance Sheets and the computational methods and assumptions used in preparing the Base Balance Sheets shall be used in the preparation of the Closing Balance Sheet and the calculation of Closing Book Values. Notwithstanding anything else to the contrary

--------------------------------------------------------------------------------
                                      -13-
Agreement and Plan of Merger
Execution Copy
herein, accruals and reserves will be made for all matters for which an accrual or reserve would be appropriate under GAAP.

     (f) If after the final Closing Balance Sheets have been prepared and delivered to Parent and Company Shareholder, any dispute shall arise as to the manner of preparation or the accuracy of the Closing Balance Sheets, the Parent or the Company Shareholder may elect, by notice given at any time prior to their receipt of the Closing Balance Sheets or within ten (10) days following such receipt, to submit the dispute to an independent certified public accounting firm of national standing (the "Independent CPA"). The determination of such dispute by the Independent CPA shall be final and binding on the parties. All fees and expenses of the Independent CPA charged or incurred in connection with the determination of such dispute shall be borne equally between the Parent and Company Shareholder.

     2.9  SURRENDER OF CERTIFICATES

     (a) At the Closing, Parent shall make available the Cash Portion of the Purchase Price, the Note, and the aggregate number of shares of Parent Common Stock issuable pursuant to Section 2.7 in exchange for the issued and outstanding shares of Company Capital Stock, and the Company Shareholder shall make available for surrender to the Parent the certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time evidenced all of outstanding shares of Company Capital Common Stock. At the Effective Time of the last to occur of the Mergers, the Purchase Price minus the Escrow Amount, (as defined below), shall be delivered to the Company Shareholder and the Certificates shall be delivered to the Parent.

     (b) From and after the Effective Time of the Mergers, none of capital stock of ASI and ASC shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, other than the right to receive cash, the Note and Parent Common Stock in accordance with this Article II and the terms of the applicable Agreement of Merger. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporations of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time of the Mergers.

     (c) Company Shareholder represents and warrants that no amount of the Purchase Price is required to be withheld for payment of taxes under U.S. or state law.

     2.10 ESCROW AMOUNT

     (a) At the Effective Time, the Parent shall deliver to the Escrow Agent appointed pursuant to the Escrow Agreement, cash, Parent Common Stock or a combination thereof as specified by Company Shareholder with an aggregate value of $8 Million (the value of such Parent Shares to be based upon the Closing Exchange Price) ("ESCROW AMOUNT"). The Escrow Amount shall be held for a period of two (2) years from the Closing and applied in accordance with the terms of the Escrow Agreement substantially in the form attached hereto as EXHIBIT C.

--------------------------------------------------------------------------------
                                      -14-
Agreement and Plan of Merger
Execution Copy

3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

     Except as set forth on the disclosure schedule attached hereto (the "Disclosure Schedule"), the Company Shareholder represents and warrants (and Daifuku Japan represents and warrants with respect to Section 3.2(a) hereof) to Parent and Merger Subs that the statements contained in this Section 3 are true and correct. For purposes of this Article 3, if any item disclosed as an exception to one representation or warranty in the Disclosure Statement fairly indicates by its description that it is also an exception to another representation or warranty, it shall be deemed disclosed in connection with that other representation or warranty as well, whether or not listed as an exception under that section as well. The Disclosure Schedule shall be initialed by the parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 3.

     3.1  ORGANIZATION AND GOOD STANDING

     (a) Each of the Company Shareholder, the Companies and the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as listed on
Section 3.1 of the Disclosure Schedule, with full corporate power and authority to conduct its business as it is now being conducted and where it is now being conducted and to own or use the assets and properties that it purports to own or use. Each of the Companies and the Company Subsidiaries is qualified to do business as a foreign corporation under the Laws of each jurisdiction listed next to its name on Section 3.1 of the Disclosure Schedule. None of them is required to be licensed or qualified in any other state or jurisdiction by either their ownership or use of assets or properties, or the nature of the activities conducted by them, except where the failure to be so qualified will not have a Material Adverse Effect. The Companies do not have, and have not had, since December 1, 1996, any Subsidiaries other than for the Company Subsidiaries. (b) The Company Shareholder has attached as Schedule 3.1(b) of the Disclosure Schedule correct and complete copies of the Organizational Documents of the Company Shareholder, the Companies and the Company Subsidiaries.

     3.2  AUTHORITY; NO CONFLICT

     (a) Each of Daifuku Japan and the Company Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. This Agreement and each Transaction Document to which it is a party has been duly authorized, executed and delivered by each of Daifuku Japan and Company Shareholder and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.


--------------------------------------------------------------------------------
                                      -15-
Agreement and Plan of Merger
Execution Copy

     (b) At the Closing, each of the Companies shall have the right, power and authority and capacity to execute and deliver each Transaction Document to which it is a party, to consummate the Mergers and the other transactions contemplated hereby and thereby, and to perform its obligations under each Transaction Document to which it is a party. Upon the authorization and approval, execution and delivery by each of the Companies of the Transaction Documents to which it is a party, such Transaction Documents will each constitute legal, valid and binding obligations of that Company, enforceable against it in accordance with its terms.

     (c) Neither the execution and delivery by the Company Shareholder of this Agreement or any Transaction Documents to which it is a party, nor the execution and delivery by either of the Companies of the Transaction Documents to which it is a party, nor the consummation or performance by any of them of the Mergers or any of the other transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time or both):

     (i) contravene, conflict with or result in a violation or breach of (A) any provision of the Organizational Documents of the Company Shareholder, the Companies or the Company Subsidiaries, (B) any resolution adopted by the board of directors or the shareholders of the Company Shareholder, Companies or the Company Subsidiaries, (C) any legal requirement or any Order, award, decision, settlement or process to which any of Company Shareholder, the Companies or the Company Subsidiaries or any of the assets or properties owned or used by either of the Companies or the Company Subsidiaries may be subject, or (D) any Governmental Permit which is held or used by any of the Company Shareholder, the Companies or the Company Subsidiaries; excluding from clauses (C) and (D) any contravention, conflict, violation or breach which would not, either individually or in the aggregate, have a Material Adverse Effect on either of the Companies or materially impair its ability to consummate the transactions contemplated hereby;

     (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent, authorization or approval of or any notice to or filing with any third Person under any material Contract or any debt instrument to which any of the Company Shareholder, the Companies or any of the Company Subsidiaries is a party or to which any of their assets or properties are bound, or require the consent, authorization or approval of or any notice to or filing with any Governmental Authority (other than filings under the HSR Act) to which any of the Company Shareholder, the Companies or the Company Subsidiaries or their assets or properties is subject, except for any breaches, defaults, rights of termination, cancellation or acceleration, entitlements, consents, approvals, notices or filings which would not, either individually or in the aggregate, have a Material Adverse Effect on either of the Companies or materially impair either of the Companies' ability to consummate the transactions contemplated hereby; or

     (iii) result in the imposition or creation of any Encumbrance or Lien upon or with respect to any of the assets or properties owned or used by either of the Companies or any of the Company Subsidiaries.

--------------------------------------------------------------------------------
                                      -16-
Agreement and Plan of Merger
Execution Copy

     3.3  CAPITALIZATION

     (a) The authorized capital of ASI consists of 5,000,000 shares of common stock. The authorized capital of ASC consists of 941,176 shares of common stock. As of the date hereof there are, and immediately prior to the Closing there will be, 100 shares of common stock of ASI and 941,176 shares of common stock of ASC outstanding. There are no options, warrants or similar rights to purchase any shares of common stock of either of the Companies issued and outstanding. No equity securities of either of the Companies are held in the treasuries of the Companies. All of the outstanding equity securities of the Companies have been duly authorized and validly issued and are fully paid and nonassessable. The Company Shareholder directly owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer, all of the issued and outstanding capital stock of the Companies, free and clear of any and all Encumbrances and Liens of any kind or nature whatsoever. No "phantom" stock, stock appreciation rights or agreements or similar rights or agreements exist which are intended to confer on any Person rights similar to any rights accruing to the Company Shareholder. There are no voting trusts or other Contracts or understandings to which either of the Companies or the Company Shareholder is a party with respect to the transfer, voting or registration of the capital stock of either of the Companies. Except as set forth in Section 3.3 of the Disclosure Schedule, there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of either of the Companies or any of the Company Subsidiaries. Neither of the Companies nor any of the Company Subsidiaries owns or has any Contract to acquire any equity securities or other securities of any Person or any, direct or indirect, equity or ownership interest in any other business, except for the Company Subsidiaries. No Person has any preemptive rights with respect to any security of either of the Companies or any of the Company Subsidiaries.

     (b) Except as set forth on Section 3.3(b) of the Disclosure Schedule, each of the Companies directly owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer all of the issued and outstanding capital stock of the Company Subsidiaries identified on the attached schedule as owned by it, free and clear of any and all Encumbrances and Liens of any kind or nature whatsoever. There are no voting trusts, shareholder agreements or any other Contracts or understandings to which either of the Companies or any of the Company Subsidiaries is a party with respect to the capital stock of the Company Subsidiaries. All of the outstanding capital stock of the Company Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable.

     3.4  BOOKS, RECORDS AND ACCOUNTS

     (a) The books of account and other records of each of the Companies and the Company Subsidiaries, all of which have been made available to Parent, are true, complete and correct in all material respects. The minute books of each of the Companies and the Company Subsidiaries contain true, accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors, and committees of the board of directors of each of the Companies and the Company Subsidiaries, respectively. The stock books of the Companies and the Company Subsidiaries are true, complete and correct.

--------------------------------------------------------------------------------
                                      -17-
Agreement and Plan of Merger
Execution Copy

     (b) The books, records and accounts of each of the Companies fairly and accurately reflect their respective transactions and dispositions of assets, and the system of internal accounting controls of each of the Companies is sufficient to assure that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization as required by Section 13(b)(2) of the Exchange Act; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (c) At the Closing, all of such books, records and accounts will be in the possession of the Companies.

     3.5  FINANCIAL STATEMENTS

     (a) For purposes of this Agreement: "FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance of ASC as of March 31, 1997 and the related income statements and statements of cash flow for the period from September 5, 1996 to March 31, 1997, (ii) the audited consolidated balance sheet of ASI as of March 31, 1997 and the related consolidated income statements and statements of cash flow for the period November 26, 1996 through March 31, 1997, (iii) the audited consolidated balance sheets of each of the Companies as of March 31, 1998 and March 31, 1999, and the related consolidated income statements and statements of cash flows for the two years ended March 31, 1999 (iv) the audited consolidated balance sheet of ASI as of September 30, 1999 and the related consolidated income statements and statements of cash flows for the six months ended September 30, 1999; and (v) the unaudited consolidated balance sheet of ASC and the related consolidated income statements and statements of cash flows for the six months ended September 30, 1999. The copies of such Financial Statements attached as Section 3.5(a) to the Disclosure Schedule are true and complete.

     (b) The Financial Statements (i) have been prepared from the books and records of the Companies in accordance with GAAP consistently applied during the periods covered thereby, (ii) fully reflect all liabilities and, in the case of the Financial Statements, the contingent liabilities of each of the Companies (on a consolidated basis as to each), required to be reflected therein on such basis as at the date thereof, and (iii) fairly present the financial position of each of the Companies (on a consolidated basis as to each) as of the dates thereof and the results of its operations (on a consolidated basis as to each) for the periods indicated.

     (c) In addition, the Companies have delivered copies of all letters of independent auditors to management for fiscal years 1999, 1998 and 1997 and the six months ended September 30, 1999.

     3.6  NO UNDISCLOSED LIABILITIES

     Except as set forth on Section 3.6 of the Disclosure Schedule, the Companies and the Company Subsidiaries do not have any material liabilities or obligations of any nature (whether

--------------------------------------------------------------------------------
                                      -18-
Agreement and Plan of Merger
Execution Copy
known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due), except for (i) liabilities or obligations reflected or reserved against in the Financial Statements and (ii) current liabilities incurred in the ordinary course of business since the date of the Financial Statements, consistent with past practices, (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right).

     3.7  NO MATERIAL ADVERSE CHANGE

     Since the date of their respective September 30, 1999 Financial Statements, there has not been any change which has had a Material Adverse Effect with respect to either Company and no event has occurred or circumstance exists that could reasonably be expected to have a Material Adverse Effect on either of the Companies, provided that a change in general economic or financial conditions shall not be considered a Material Adverse Effect.

     3.8  TAXES

     (a) "TAXES" means all taxes, charges, fees, Encumbrances, Liens, customs, duties or other assessments, however denominated, including any interest, penalties, additions to tax or additional taxes that may become payable in respect thereof, imposed by any national, regional, state or local government of any country, or any agency or political subdivision of any such government (a "TAX AUTHORITY"), which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, taxes relating to benefit plans and other obligations of the same or similar nature.

     (b) (i) Each of the Companies and the Company Subsidiaries has filed or caused to be filed with the appropriate Taxing Authorities in a timely manner all Tax returns, reports and forms ("RETURNS") required to be filed by them;
(ii) the information on such Returns is complete and accurate in all material respects; (iii) each of the Companies and the Company Subsidiaries has paid in full on a timely basis all Taxes or made adequate provision in the Financial Statements for all Taxes (whether or not shown on any Return) required to be paid by them; (iv) there are no Encumbrances or Liens for Taxes upon the assets or properties of the Companies or the Company Subsidiaries other than for Taxes not yet due and payable; and (v) no deficiencies for Taxes have been claimed, proposed, or assessed by any Tax Authority or other Governmental Authority with respect to either of the Companies or any of the Company Subsidiaries. Except as set forth on Section 3.8 of the Disclosure Schedule, there are no pending or, to the Companies' knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of either of the Companies or any of the Company Subsidiaries.

     (c) Except as set forth on Section 3.8 of the Disclosure Schedule, there are no outstanding Contracts or waivers with respect to either of the Companies extending the statutory period of

--------------------------------------------------------------------------------
                                      -19-
Agreement and Plan of Merger
Execution Copy
limitation applicable to any Taxes, and neither of the Companies nor any of the Company Subsidiaries has requested any extension of time within which to file any Return, which has not yet been filed.

     (d) (i) Each of the Companies and the Company Subsidiaries has made provision for all Taxes payable by it and such provision is reflected on the Financial Statements with respect to any period covered thereby as to Taxes which are not payable prior to the date of such Financial Statements; (ii) the provisions for Taxes with respect to each of the Companies (on a consolidated basis as to each) for any period prior to the Closing (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) each of the Companies and the Company Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third Person; (iv) all material elections with respect to Taxes made by the Companies or the Company Subsidiaries as of the date hereof are set forth in Section 3.8 of the Disclosure Schedule; (v) there are no private letter rulings or comparable determinations in respect of any Tax pending between either of the Companies or any of the Company Subsidiaries and any Tax Authority, if such ruling would affect either of the Companies or any of the Company Subsidiaries;
(vi) neither of the Companies nor any of the Company Subsidiaries has ever been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person (other than with respect to the Company Shareholder, the Companies and their respective Company Subsidiaries); (vii) neither of the Companies nor any of the Company Subsidiaries is liable for Taxes of any other Person except with respect to sales taxes, and neither of the Companies nor any of the Company Subsidiaries is currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by either of the Companies or any of the Company Subsidiaries with respect to Taxes; (viii) neither of the Companies nor any of the Company Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code), during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (ix) neither of the Companies nor any of the Company Subsidiaries is a "collapsible corporation" under Section 341 of the Code; (x) neither of the Companies nor any of the Company Subsidiaries is a personal holding company within the meaning of
Section 542 of the Code; (xi) neither of the Companies nor any of the Company Subsidiaries is a party to any joint venture, partnership or other arrangement or Contract which could be treated as a partnership for Tax purposes; (xii) neither of the Companies nor any of the Company Subsidiaries has agreed to or is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign Law) in taxable income; (xiii) neither of the Companies nor any of the Company Subsidiaries is a party to any Contract, arrangement or plan that could result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; and (xiv) Section 3.8 of the Disclosure Schedule contains a list of all jurisdictions to which any Tax is properly payable or in which any Return is required to be filed by either of the Companies or any of the Company Subsidiaries, and no written claim has

--------------------------------------------------------------------------------
                                      -20-
Agreement and Plan of Merger
Execution Copy
been made since December 1, 1996 by any Tax Authority in any other jurisdiction that any of the Companies or the Company Subsidiaries is subject to taxation in such jurisdiction.

     3.9  ACCOUNTS RECEIVABLE

     (a) Except as set forth on Section 3.9 of the Disclosure Schedule, all accounts receivable, notes receivable, contracts receivable, unbilled invoices and other receivables (exclusive of costs and estimated earnings in excess of billings on uncompleted contracts) of the Companies that are reflected on the Financial Statements or on the accounts receivable ledger of the Companies or the Company Subsidiaries as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid and enforceable obligations (i) arising from sales actually made or services actually performed in the ordinary course of business, (ii) arising out of transactions with unaffiliated parties and (iii) subject to no setoff, defense or counterclaim where the basis for the setoff, defense or counterclaim arose prior to the Closing. All Accounts Receivable arising from either (i) sales to Daifuku Japan or any Affiliate of Daifuku Japan, or (ii) contracts or projects constituting a part of the FADA Business transferred to Company Shareholder (collectively, "Special Accounts Receivable") will be collected at the full recorded amount thereof not later than the later of (i) 60 days after invoice or (ii) 60 days after the Closing Date, unless otherwise agreed with the customer. All other Accounts Receivable are or will be collectible at the full recorded amount thereof not later than the latest of (i) 90 days after the Closing Date, or (ii) the date on which the Account Receivable is 60 days overdue, or (iii) 300 days after the date of invoice (less any applicable reserves reflected in the Financial Statements which were established in accordance with GAAP). A summary of the aging of the Accounts Receivable of ASI as of November 30, 1999 and of ASC as of December 1, 1999 neither of which is materially inaccurate, is attached as Section 3.9 to the Disclosure Schedule. Since April 1, 1999, there has not been a material change in the Company's receivables aging practice. Parent will provide Company Shareholder with monthly accounts receivable aging report for the Companies promptly after Parent's monthly financial closing.

     (b) However, notwithstanding the issues related to the Wacker Siltronics project disclosed in Section 3.9(b) of the Disclosure Schedule, the Company Shareholder hereby guarantees (i) the collectibility of the costs and estimated earnings in excess of billings, as reflected on the Closing Balance Sheet, for incomplete contracts attributable to the Wacker Siltronics project currently in progress in Singapore, (ii) the collectibility of the difference between $10,089,258 (minus approximately $961,000, the retention permitted with respect to such Wacker Siltronics project (the "Retention")) and amounts earned as of the Closing Date on such Wacker Siltronics project, and (iii) the collectibility of 50% of the earned but unpaid Retention, if such Retention has been unreasonably withheld by Wacker Siltronics, provided that Parent shall use commercially reasonable efforts to complete the Wacker Siltronics project and obtain a written acceptance for such project from Wacker Siltronics. If Company Shareholder pays funds to Parent in full accord and satisfaction of its obligations pursuant to its guarantee under this Section 3.9(b), then any amounts subsequently collected by Parent from Wacker Siltronics in connection with the obligations of Wacker Siltronics referenced in this Section 3.9(b) shall be remitted to Company Shareholder, less reasonable expenses Parent directly incurred in

--------------------------------------------------------------------------------
                                      -21-
Agreement and Plan of Merger
Execution Copy
collecting such amounts. Parent will provide Company Shareholder with monthly status reports relating to the costs and estimated earnings in excess of billings for the Wacker Siltronics project promptly after Parent's monthly financial closing. The Company Shareholder shall not guarantee the collectibility of the costs and estimated earnings in excess of billings on incomplete contracts other than those attributable to the Wacker Siltronics project.

     3.10 TITLE TO PROPERTIES; ENCUMBRANCES

     (a) Section 3.10 of the Disclosure Schedule contains a complete and accurate list of all ownership, leasehold or other interests in real property held by either of the Companies or any of the Company Subsidiaries. Section 3.10 of the Disclosure Schedule sets forth for each such property, the nature of the interest held by the Company or Company Subsidiary, the owner of the real estate, a brief description thereof (including approximate square footage), the use made of such property and the approximate annual taxes associated with such property. Each of the Companies has delivered or made available to Parent true, correct and complete copies of all deeds, mortgages and Encumbrances or any owned real estate and the real property leases to which it or any of the Company Subsidiaries is party or pursuant to which any of them use or occupy any real property.

     (b) Also set forth on Section 3.10 of the Disclosure Schedule is a listing of the machinery, equipment and other tangible personal property with an original cost in excess of $25,000 used or owned by either of the Companies or any of the Company Subsidiaries and a listing of all leases under which either of the Companies or any of the Company Subsidiaries leases any personal property as of the Closing Date requiring annual rental payments in excess of $10,000, together with a description of such property and its location (collectively, the "MATERIAL PERSONAL PROPERTY"). Except as set forth on Section 3.10 of the Disclosure Schedule, all of the real and personal properties of the Companies are reflected on the Financial Statements (except to the extent not required to be so reflected by GAAP). The only intangible assets and properties owned by the Companies or used in the conduct of its business are the Intellectual Property Assets.

     (c) All of the agreements required to be listed on Section 3.10 of the Disclosure Schedule are valid, subsisting and enforceable in accordance with their terms against the parties thereto. The Companies and the Company Subsidiaries are in compliance with all terms and conditions of such agreements and no event has occurred nor does any circumstance exist that (with or without notice or the passage of time or both) would constitute a material violation or default under any such agreements and none has been given or received written notice of any alleged violation or of any default under any such agreement.

     (d) Each of the Companies and Company Subsidiaries has good and marketable title to all of the assets and properties, real and personal, tangible and intangible, it owns or purports to own, and legal right to use all material assets it otherwise uses in its business, including those reflected on its books and records and in the Financial Statements (except for Accounts Receivable collected and inventories, materials and supplies disposed of in the ordinary course of business consistent with past practice after the date of the most recent Financial Statements). Each of the

--------------------------------------------------------------------------------
                                      -22-
Agreement and Plan of Merger
Execution Copy

Companies and Company Subsidiaries has a valid ownership, leasehold, license or other interest in all of the other tangible assets or properties, real or personal, which are used in the operation of its business. Except as set forth on Section 3.10 of the Disclosure Schedule, all assets and properties owned, leased or used by the each of the Companies and Company Subsidiaries are free and clear of all Encumbrances, except for (i) liens for current Taxes not yet due, (ii) workmen's, common carrier and other similar liens arising in the ordinary course of business, none of which materially detracts from the value or impairs the use of the asset or property subject thereto, or impairs the operations of any of the Companies or the Company Subsidiaries, (iii) Encumbrances or Liens disclosed in the Financial Statements and (iv) Encumbrances and Liens on leased real estate which do not materially impair the use of the property by the Companies or Company Subsidiaries for its present use or currently contemplated uses.

     (e) To the best of the Companies' knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, that would detrimentally affect the use and operation of either of the Companies leased real property for its intended purpose.

     3.11 CONDITION AND SUFFICIENCY OF ASSETS

     The Facilities and other assets and property owned or used by each of the Companies and Company Subsidiaries are structurally sound, are in good operating condition and repair (normal wear and tear excepted), and are adequate for the uses to which they are being put, and none of such Facilities or other property and assets owned or used by any of the Companies or Company Subsidiaries is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Facilities and other assets and property owned or used by any of the Companies or Company Subsidiaries are sufficient for the continued conduct of its business after the Closing in substantially the same manner as conducted prior to the Closing.

     3.12 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS.

     (a) Except as set forth on Section 3.12(a) of the Disclosure Schedule, each of the Companies and Company Subsidiaries is in compliance in all material respects with all applicable Laws, licenses and Orders affecting the assets or properties owned or used by it or its business or operations. Neither of the Companies nor any Company Subsidiaries has been charged with violating, or to its knowledge, threatened with a charge of violating, nor is either of the Companies or any Company Subsidiaries under investigation with respect to a possible violation of, any provision of any applicable Law, Order or license relating to any of its or their assets or properties or any aspect of its or their business.

     (b) Section 3.12 of the Disclosure Schedule contains a complete and accurate list of each Governmental Permit that is held by the Companies or the Company Subsidiaries or that otherwise relates to the business of or to any of the assets or properties owned or used by the Companies or the Company Subsidiaries. Each Governmental Permit listed or required to be


--------------------------------------------------------------------------------
                                      -23-
Agreement and Plan of Merger
Execution Copy
listed in Section 3.12 of the Disclosure Schedule is valid and in full force and effect and is not subject to any Proceedings for suspension, modification or revocation.

     3.13 LEGAL PROCEEDINGS

     (a) Except as set forth in Section 3.13 of the Disclosure Schedule, neither of the Companies has received notice of, nor to its knowledge does there exist, any Proceeding that has been commenced by or against it, any of the Company Subsidiaries or any of the officers, directors, former officers or directors, employees, shareholders or agents of either of the Companies or the Company Subsidiaries (in their capacities as such) or that otherwise relates to the business of, or any of the assets or properties owned or used by, either of the Companies or any of the Company Subsidiaries.

     (b) There is no Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

     (c) To the knowledge of the Companies, no Proceeding has been threatened.

     3.14 ABSENCE OF CERTAIN CHANGES AND EVENTS

     Except as set forth in Section 3.14 of the Disclosure Schedule, since the date of their respective September 30, 1999 Financial Statements, each of the Companies and the Company Subsidiaries has conducted its business only in the ordinary course, consistent with past practice, and there has not been any:

     (a) contingent liability incurred by either of the Companies or any of the Company Subsidiaries as guarantor or otherwise with respect to the obligations of others;

     (b) declaration, setting aside, making or payment of any dividend or other distribution or repurchase or payment in respect of shares of capital stock;

     (c) issuance, sale, disposition or Encumbrance of, or authorization for issuance, sale, disposition or Encumbrance of, or grant or issue of any options, warrants or rights to acquire with respect to, any shares of its capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or any change in its outstanding securities or shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

     (d) obligation or liability incurred by either of the Companies or any of the Company Subsidiaries other than obligations and liabilities incurred in the ordinary course of business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right);


--------------------------------------------------------------------------------
                                      -24-
Agreement and Plan of Merger
Execution Copy

     (e) Encumbrance of its assets or properties;

     (f) (i) payment of any bonuses, salaries or other compensation except in the ordinary course of business consistent with past practice or (ii) any increase of more than $10,000 in the amount of any bonuses, salaries or other compensation payable to any director, officer, consultant, agent, sales representative or employee, or entry into or variation of any employment, severance or similar Contract with any director, officer or employee;

     (g) adoption of, or increase in the payments to or benefits under, any Employee Benefit Plan;

     (h) damage to or destruction of any asset or property, whether or not covered by insurance which could reasonably be expected to have a Material Adverse Effect on either of the Companies or its Subsidiaries, taken as a whole;

     (i) termination of or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to either of the Companies or its Subsidiaries of at least $25,000;

     (j) entry into any Contract by either of the Companies or Subsidiaries of more than $50,000;

     (k) sale, lease or other disposition (other than in the ordinary course of business consistent with past practice) of any asset or property;

     (l) cancellation, compromise, release or waiver of any debt, claim or right with a value to either of the Companies or its Subsidiaries in excess of $10,000;

     (m) creation, incurrence or assumption of any indebtedness for borrowed money or capital lease or guarantee of any obligation in an aggregate amount in excess of $10,000, except for endorsements of negotiable instruments for collection in the ordinary course of business;

     (n) discharge or satisfaction of any Encumbrance or Lien other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

     (o) payment, discharge or satisfaction of any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the date of the most recent balance sheet in the ordinary course of business consistent with past practice;

     (p) loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquisition of any capital stock or


--------------------------------------------------------------------------------
                                      -25-
Agreement and Plan of Merger
Execution Copy
other securities of or any ownership interest in, or a significant portion of the assets of, any other business enterprise;

     (q) capital investment or capital expenditure or capital improvement, addition or betterment in amounts which exceed $10,000 in the aggregate or lease or agreement to lease assets with an annual rental which exceeds $10,000 in the aggregate;

     (r) institution or settlement of any Proceeding before any Governmental Authority relating to it or its assets or properties;

     (s) except in the ordinary course of business consistent with past practice, commitment to provide services or goods for an indefinite period or a period of more than six (6) months;

     (t) change in the method of accounting or the accounting principles or practices used by either of the Companies in the preparation of the Financial Statements except as required by GAAP;

     (u) entry into other Contracts, except Contracts made in the ordinary course of business consistent with past practice;

     (v) amendment or other modification of any of the Organizational Documents of either of the Companies or any of the Company Subsidiaries;

     (w) transfer or grant of any rights or licenses under, or entry into any settlement regarding the infringement of, any Intellectual Property Assets, or entry into any licensing or similar agreements or arrangements, other than the grant of non-exclusive licenses of software products to customers in the ordinary course of business;

     (x) agreement, whether oral or written, by either of the Companies or any of the Company Subsidiaries to do any of the foregoing;

     (y) change in the management or supervisory personnel of either of the Companies or any of the Company Subsidiaries; or

     (z) claim of unfair labor practices either of the Companies or any of the Company Subsidiaries.

     3.15 CONTRACTS; NO DEFAULTS

     (a) Section 3.15(a) of the Disclosure Schedule contains a complete and accurate list as of a recent date, and the Company Shareholder has delivered to Parent true, correct and complete copies, of:

     (i) each Contract involving payments reasonably anticipated to involve more than at least $25,000 that involves performance of services or delivery of goods or materials (including


--------------------------------------------------------------------------------
                                      -26-
Agreement and Plan of Merger
Execution Copy
maintenance and support of customers) by either of the Companies or any of the Company Subsidiaries;

     (ii) each Contract involving payments of at least $25,000 that involves performance of services or delivery of goods or materials to either of the Companies or any of the Company Subsidiaries;

     (iii) each Contract providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

     (iv) each Contract or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

     (v)  each Contract for joint marketing, teaming or development;

     (vi) each Contract with any dealer, franchiser, original equipment manufacturer, value-added reseller, or manufacturer's representative;

     (vii) each Contract for the sale of its products not made in the ordinary course of business;

     (viii) each Contract with any sales agent or distributor of products of either of the Companies or any of the Company Subsidiaries;

     (ix) each Contract for a license (other than one listed on Section 3.21 of the Disclosure Schedules) or franchise (whether as licensor or licensee or franchisor or franchisee);

     (x) each Contract involving any arrangement or obligation with respect to the return of products other than on account of a defect in condition, or failure to conform to the applicable Contract;

     (xi) each Contract with the United States government;

     (xii) each other Contract which is material to the assets or business of either of the Companies and its Subsidiaries, considered as one enterprise;

     (xiii) each lease, license and other Contract affecting any leasehold or other interest in any real property or Material Personal Property (other than those listed on Section 3.21 of the Disclosure Schedules) to which either of the Companies or any of the Company Subsidiaries is a party;


--------------------------------------------------------------------------------
                                      -27-
Agreement and Plan of Merger
Execution Copy

     (xiv) each Contract to which either of the Companies or any of the Company Subsidiaries is a party containing covenants that in any way purport to restrict the business activity of either of the Companies or any of the Company Subsidiaries or any of the employees of either of the Companies or any of the Company Subsidiaries or limit the freedom of either of the Companies or any of the Company Subsidiaries or any of the employees to engage in any line of business or to compete with any Person or hire any Person;

     (xv) each agreement between either of the Companies or any of the Company Subsidiaries and an officer or director of either of the Companies or any of the Company Subsidiaries or any affiliate of any of the foregoing;

     (xvi) each power of attorney granted by either of the Companies or any of the Company Subsidiaries that is currently effective and outstanding;

     (xvii) each outstanding Contract for capital expenditures by either of the Companies or any of the Company Subsidiaries in excess of $25,000;

     (xviii) each agreement of either of the Companies or any of the Company Subsidiaries under which any money has been or may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of either of the Companies or any of the Company Subsidiaries), and each guaranty by either of the Companies or any of the Company Subsidiaries of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

     (xix) each agreement of either of the Companies or any of the Company Subsidiaries containing restrictions with respect to the payment of dividends or other distributions in respect of its capital stock;

     (xx) each stock purchase, merger or other agreement entered into since December 1, 1996 pursuant to which either of the Companies or any of the Company Subsidiaries acquired any material amount of assets (other than capital expenditures), and all relevant documents and agreements delivered in connection therewith;

     (xxi) each material agreement to which either of the Companies or any of the Company Subsidiaries is a party containing a change of control provision applicable to the Merger;

(xxii) each agreement to which either of the Companies or any of the Company Subsidiaries is a party having an indefinite term or a fixed term of more than one (1) year which is not terminable at will or upon not more than thirty (30) days' notice by the Companies or Company Subsidiaries without penalty;

(xxiii) each other agreement requiring payments by either of the Companies or any of the Company Subsidiaries of more than $25,000 in the aggregate within any twelve month period


--------------------------------------------------------------------------------
                                      -28-
Agreement and Plan of Merger
Execution Copy
which includes any portion of the one year period ending on or beginning on the Effective Date; and

     (xxiv) each standard form of agreement pursuant to which either of the Companies or any of the Company Subsidiaries provides services or goods to customers.

     (b) Each Contract identified or required to be identified in Section 3.15(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable against either of the Companies or any of the Company Subsidiaries except as noted therein and, to the knowledge of the Company Shareholder and the Companies against the other parties thereto in accordance with its terms.

     (c) Each of the Companies and the Company Subsidiaries is in full compliance in all material respects with all applicable terms and requirements of each Contract under which either of the Companies or any of the Company Subsidiaries has any obligation or liability or by which either of the Companies or any of the Company Subsidiaries or any of the assets or properties owned or used by either of the Companies or any of the Company Subsidiaries is or was bound.

     (d) To the knowledge of either of the Company Shareholder and the Companies, each other Person that has or had any obligation or liability under any Contract under which either of the Companies or any of the Company Subsidiaries has any rights is in full compliance with all applicable terms and requirements of such Contract.

     (e) To the knowledge of the Company Shareholder and the Companies, no event has occurred and no circumstance exists that (with or without notice or lapse of time or both) is likely to result in a violation or breach of any Contract.

     (f) Attached to Section 3.15(f) to the Disclosure Schedule is a true and complete copy of the Integram License Agreement and Purchase Orders thereunder (the "Purchase Orders"), which are the sole agreements between ASC and Integram and which remain in full force and effect and have not been modified or amended in any respect except for the modifications set forth in Section 3.15(f) of the Disclosure Schedule.

     3.16 INSURANCE

     (a) Section 3.16 of the Disclosure Schedule describes all the insurance policies of the Companies and the Company Subsidiaries (except policies relating to Employee Benefit Plans listed on Section 3.19 of the Disclosure Schedule), including type of coverage, term and premium. Each such policy is now in full force and effect in accordance with its terms. There has been no default in the payment of premiums on any of such policies, and to the best of the Companies' knowledge there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. True, correct and complete copies of all insurance policies listed in Section 3.16 of the Disclosure Schedule have been previously furnished to Parent.


--------------------------------------------------------------------------------
                                      -29-
Agreement and Plan of Merger
Execution Copy

     (b) The policies listed on Section 3.16 of the Disclosure Schedule (i) are sufficient to enable the Companies and the Company Subsidiaries to comply with all requirements of Laws and all agreements to which it is subject, (ii) will remain in full force and effect through the respective expiration dates of such policies provided that any further contractually specified premiums are paid, and (iii) will not be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Section 3.16 of the Disclosure Schedule also sets forth all other insurance policies in effect at any time during the three year period ended March 31, 1999 under which any of the Companies or Company Subsidiaries currently may be entitled to give notice or otherwise assert a claim.

     (c) Except for amounts deductible under the policies of insurance described on Section 3.16 of the Disclosure Schedule, neither the Companies nor the Company Subsidiaries have since December 1, 1996 suffered any loss in excess of $5,000 as a self-insurer of their businesses or assets.

     (d) Except as set forth on Section 3.16 of the Disclosure Schedule, there are no claims by or with respect to either of the Companies or any of the Company Subsidiaries, pending under any of said policies, or any disputes with insurers. No notice of cancellation or termination has been received with respect to any such policy. Neither of the Companies nor any of the Company Subsidiaries has been refused any insurance with respect to assets or operations, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance or with which it has carried insurance. Neither the Company Shareholder nor either of the Companies has any knowledge of any insurance carrier's insolvency or inability to perform its obligations or pay any claims pursuant any of the insurance policies maintained by either of the Companies or any of the Company Subsidiaries.

     (e) Except as set forth on Section 3.16 of the Disclosure Schedule, none of the Companies or the Company Subsidiaries has any current or prior insurance policy which remains subject to a retrospective adjustment of the premiums payable thereunder.

     3.17 ENVIRONMENTAL MATTERS

     (a) Each of the Companies and the Company Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by each of all Governmental Permits required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof. Neither the Companies nor any of the Company Subsidiaries has received notice of, and neither the Companies nor any of the Company Subsidiaries, nor any predecessor of any of them is the subject of, any Environmental Claim or Remedial Action. The Companies and the Company Subsidiaries have no Environmental, Health and Safety Liabilities. There are no circumstances or conditions related to either of the Companies or any of the Company Subsidiaries, their operations or Company Facilities that are reasonably likely to prevent or interfere with such compliance or give rise to an Environmental Claim or Remedial Action in the future.


--------------------------------------------------------------------------------
                                      -30-
Agreement and Plan of Merger
Execution Copy

     (b) There are no Environmental Claims that are pending or, to the knowledge of the Company Shareholder or the Companies, threatened against either the Companies or any of the Company Subsidiaries, their Facilities or against any Person whose liability for any Environmental Claim either of the Companies or any of the Company Subsidiaries has retained or assumed either contractually or by operation of Law.

     (c) Neither of the Companies nor any of the Company Subsidiaries, nor any other Person acting on behalf of either of the Companies or any of the Company Subsidiaries has disposed of, transported, stored, or arranged for the disposal of any Hazardous Materials to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Materials, (ii) any Facilities except for the use of household cleaners and office products in the ordinary course of business in compliance with applicable Environmental Laws, or (iii) any site which, pursuant to CERCLA or any similar state Law, has been placed on the National Priorities List, CERCLIS or their state equivalents. There has not occurred during the period either of the Companies or any of the Company Subsidiaries operated or possessed any Facility, nor is there presently occurring, a Release, or threatened Release, of any Hazardous Materials on, into or beneath the surface of, or adjacent to, any Facilities except for the use of household cleaners and office products in the ordinary course of business in compliance with applicable Environmental Laws.

     3.18 EMPLOYEES

     (a) Section 3.18 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Companies and each of the Company Subsidiaries: name; job title; base salary; bonus; vacation accrued; service credited for purposes of vesting and eligibility to participate under any employee benefit plan of any nature.

     (b) To the knowledge of the Company Shareholder and the Companies, no officer or employee of either of the Companies or any of the Company Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or employee and any other Person that could adversely affect (i) the performance of his duties as an officer or employee of either of the Companies or any of the Company Subsidiaries, or (ii) the ability of either of the Companies or any of the Company Subsidiaries to conduct its business.

     (c) To the knowledge of the Company Shareholder or the Companies, no employee of either of the Companies or any of the Company Subsidiaries is bound by any agreement with any other Person that is violated or breached by such employee performing the services he is performing for the Companies or Company Subsidiaries.

     (d) None of the Companies or Company Subsidiaries have had a "Plant Closing" or a "Mass Layoff" within the meaning of the federal Workers Adjustment and Retraining Notification Act of 1988 ("WARN") since December 1, 1996.

     (e) The Companies and Company Subsidiaries have delivered to Parent or its counsel prior to the date hereof true and complete copies of any employment agreements and any

--------------------------------------------------------------------------------
                                      -31-
Agreement and Plan of Merger
Execution Copy
procedures and policies relating to the employment of their employees and the use of temporary employees and independent contractors by them (including summaries of any procedures and policies that are unwritten).

     (f) Section 3.18 of the Disclosure Schedule sets forth a true and complete list of (i) all agreements with consultants who are individuals obligating either of the Companies or any of the Company Subsidiaries to make annual cash payments in an amount exceeding $25,000; and (ii) all agreements in excess of $25,000 with respect to the services of independent contractors or leased employees who are individuals or individuals doing business in a corporate form.

     3.19 EMPLOYEE BENEFITS

     (a) Except for the Employee Benefit Plans listed on Section 3.19 of the Disclosure Schedule, the Companies and Company Subsidiaries (either individually or collectively) do not maintain, have an obligation to contribute to or have any actual or contingent liability with respect to any Employee Benefit Plan. The Companies and Company Subsidiaries have delivered to Parent or its counsel prior to the date hereof true and complete copies of (i) plan instruments and amendments thereto for all Employee Benefit Plans (or written summaries of any Employee Benefit Plans that are unwritten) and related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each Plan, (ii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed and (iii) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports and (D) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan.

     (b) Except as set forth on Section 3.19(b) of the Disclosure Schedule, neither of the Companies nor any of the Company Subsidiaries or any of their ERISA Affiliates maintains or has ever maintained or contributes to or has ever contributed to an Employee Benefit Plan subject to Title IV of ERISA (including a multiemployer plan as defined in ERISA Section 3((37)) and no facts exist under which any of them could incur any liability under Title IV of ERISA.

     (c) With respect to each Employee Benefit Plan required to be listed on
Section 3.19 of the Disclosure Schedule, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject Parent, any of the Merger Subs or the Companies or Company Subsidiaries, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, for whose conduct either of the Companies or any of the Company Subsidiaries could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.


--------------------------------------------------------------------------------
                                      -32-
Agreement and Plan of Merger
Execution Copy

     (d) Each Employee Benefit Plan required to be listed on Section 3.19 of the Disclosure Schedule which is a "welfare plan" within the meaning of Section 3(1) of ERISA and which provides health, disability or death benefits is fully insured and does not utilize a trust intended to be exempt from tax pursuant to
Section 501 of the Code and none of the Companies or the Company Subsidiaries is obligated to directly pay any such benefits or to reimburse any third Person payor for the payment of such benefits.

     (e) Each Employee Benefit Plan required to be listed on Section 3.19 of the Disclosure Schedule which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is subject to Sections 201, 301 or 401 of ERISA has received a favorable determination letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and there are no circumstances that are likely to result in revocation of any such favorable determination letter. Except as noted on Section 3.19 of the Disclosure Schedule, no Pension Plan has assets other than securities listed on a public exchange, mutual fund shares registered under federal law, publicly traded debt or government debt instruments, or participant loans extended in accordance with Plan Terms. Each Employee Benefit Plan required to be listed on Section 3.19 of the Disclosure
Schedule is and has been operated in material compliance with its terms and all applicable Laws, Orders or governmental rules and regulations currently in effect with respect thereto, and by its terms can be amended and/or terminated at any time.

     (f) Except as set forth on Section 3.19(f) of the Disclosure Schedule, with respect to each Employee Benefit Plan, no event or omission has occurred, and there exists no condition, claim, or set of circumstances in connection with which Company or Company Subsidiaries could be subject to any liability, loss, damages, taxes, penalties or expense.

     (g) The consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (i) entitle any employee or former employee of either of the Companies or any of the Company Subsidiaries to any payment, (ii) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee or former employee or (iii) result in any parachute payment under Section 280G of the Code, whether or not such payment is considered reasonable compensation for services rendered.

     (h) The Companies and the Company Subsidiaries will take all actions within their control to ensure that all actions required to be taken by a fiduciary of any Employee Benefit Plan in order to effectuate the transaction contemplated by this Agreement shall comply with the terms of such Plan, ERISA and other applicable Laws.

     (i) No Employee Benefit Plan required to be listed on Section 3.19 of the Disclosure Schedule provides benefits, including, without limitation, death or medical benefits (through insurance or otherwise) with respect to any employee or former employee of either of the Companies or any of the Company Subsidiaries beyond their retirement or other termination of service other than (i) coverage mandated by applicable Law, (ii) retirement or death benefits

--------------------------------------------------------------------------------
                                      -33-
Agreement and Plan of Merger
Execution Copy
under any Pension Plan, (iii) disability benefits under any welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the consolidated books of either of the Companies or (v) benefits in the nature of severance pay.

     (j) No Employee Benefit Plan required to be listed on Section 3.19 of the Disclosure Schedule is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

     (k) Neither of the Companies nor any of the Company Subsidiaries has proposed, agreed to or announced any changes to any Employee Benefit Plan required to be listed on Section 3.19 of the Disclosure Schedule that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage which would cause an increase in the expense of maintaining any such plan.

     3.20 LABOR RELATIONS

     (a) No condition or state of facts or circumstances exists which could materially adversely affect either of the Companies' or any of the Company Subsidiaries' relations with its employees, including the consummation of the transactions contemplated by this Agreement.

     (b) Each of the Companies and the Company Subsidiaries is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and none of them is engaged in any unfair labor practice.

     (c) No collective bargaining agreement with respect to the business of either of the Companies or any of the Company Subsidiaries is currently in effect or being negotiated. Neither of the Companies nor any of the Company Subsidiaries has encountered any labor union or collective bargaining organizing activity with respect to its employees since December 1, 1996. Neither of the Companies nor any of the Company Subsidiaries has any obligation to negotiate any such collective bargaining agreement, and, to the knowledge of the Company Shareholder and the Companies, there is no indication that the employees of either of the Companies or any of the Company Subsidiaries desire to be covered by a collective bargaining agreement.

     (d) There are no strikes, slowdowns, work stoppages or other labor troubles pending or, to the knowledge of the Company Shareholder and the Companies, threatened with respect to the employees of any of the Companies or the Company Subsidiaries, nor has any of the above occurred or, to the knowledge of the Companies or the Company Shareholder, been threatened.

     (e) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Companies or the Company Shareholder, no question concerning representation has been raised or threatened respecting the employees of any of the Companies or the Company Subsidiaries.


--------------------------------------------------------------------------------
                                      -34-
Agreement and Plan of Merger
Execution Copy

     (f) There are no complaints or charges against either of the Companies or any of the Company Subsidiaries pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company Shareholder and the Companies, no complaints or charges have been filed or threatened to be filed against any of the Companies or the Company Subsidiaries with any such board or agency.

     (g) To the knowledge of the Company Shareholder and the Companies, no charges with respect to or relating to the business of either of the Companies or any of the Company Subsidiaries are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

     (h) Section 3.20 of the Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from any of the Companies or Company Subsidiaries to any Person whose employment was terminated.

     (i) Neither of the Companies nor any of the Company Subsidiaries has received notice of the intent of any government body or Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation of either of the Companies or any of the Company Subsidiaries and no such investigation is in progress.

     (j) Neither of the Companies nor any of the Company Subsidiaries is and, to the knowledge of the Company Shareholder and the Companies, no employee of the Company is, in violation in any material respect of any employment agreement, non-disclosure agreement, non-compete agreement or any other agreement regarding an employee's employment with either of the Companies or any of the Company Subsidiaries.

     (k) Each of the Companies and Company Subsidiaries has paid all wages which are due and payable to each of its employees and each of its independent contractors.

     (l) The Companies and Company Subsidiaries do not have and will not have at the date of Closing, any contingent liabilities for monetary compensation for sick leave, vacation, holiday pay, severance pay or similar items not set forth in the Financial Statements, except for such obligations incurred in the ordinary course of business since the date of their respective Interim Financial Statement consistent with past practices.

     (m) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation of either of the Companies or any of the Company Subsidiaries under any Contract.

     3.21 INTELLECTUAL PROPERTY

     (a) As used herein, the term "INTELLECTUAL PROPERTY ASSETS" shall mean all worldwide intellectual property rights which are (i) owned by any of the Companies and Company Subsidiaries, or (ii) material to the conduct of the business of one of the Companies or Company Subsidiaries as it is currently conducted or as proposed to be conducted and are licensed or used

--------------------------------------------------------------------------------
                                      -35-
Agreement and Plan of Merger
Execution Copy
in the business, including without limitation in both cases: (A) all trademarks, service marks, trade names, common law trademarks, business names, Internet domain names, trade dress, slogans, and the goodwill associated therewith, and all registrations or applications therefor (collectively, "MARKS"); (B) all patents and patent applications (collectively, "PATENTS"); (C) all copyrights in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works and software, firmware and videos, whether registered or unregistered, and all registrations or applications in connection therewith (collectively, "COPYRIGHTS"); and (D) information which is considered to be secret, confidential and proprietary, including all trade secrets, know-how, confidential information, customer lists, technical information, proprietary information, technologies, processes and formulae, source code, object code, library functions, flow charts, algorithms, architecture, structure, display screens and development tools, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise (collectively, "SECRET INFORMATION").

     (b) Rights--Each of the Companies and Company Subsidiaries, as applicable
(i) owns all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and Liens, or (ii) licenses or otherwise possesses legally valid and enforceable rights to use each of the Intellectual Property Assets, and, in each case of clause (i) or (ii) the Companies and Company Subsidiaries may transfer such rights as contemplated by this Agreement. Each of the Companies and Company Subsidiaries has made all necessary filings and recordations to protect and maintain its interest in the Intellectual Property Assets except where the failure to so protect or maintain does not relate to a material Intellectual Property Asset.

     (c) Agreements--Section 3.21(c) of the Disclosure Schedule contains a true, correct and complete list and summary description, including any royalties paid or received by any of the Companies or Company Subsidiaries, of all Contracts relating to the Intellectual Property Assets to which it is a party or by which it is bound. Other than as set forth on Section 3.21(c) of the Disclosure Schedule, neither of the Companies nor any of the Company Subsidiaries is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach or violation of any agreement described on Section 3.21(c) of the Disclosure Schedule. Each license of Intellectual Property Assets listed in Section 3.21(c) is valid, subsisting, and enforceable, and shall continue in effect on its current terms upon consummation of the transactions contemplated by this Agreement.

     (d) Patents--(i) Section 3.21(d) of the Disclosure Schedule contains a true, correct and complete list of all Patents; (ii) all Patents are valid and subsisting and all maintenance fees, annuities and the like have been paid;
(iii) to the knowledge of the Company Shareholder and the Companies, none of the Patents is infringed; and (iv) none of the Patents has been challenged or threatened in any way by any Person, and none of the products or technology used, sold, offered for sale or licensed or proposed for use, sale, offer for sale or license by either of the Companies or any of the Company Subsidiaries infringes or is alleged to infringe any rights of any Person.


--------------------------------------------------------------------------------
                                      -36-
Agreement and Plan of Merger
Execution Copy

     (e) Trademarks--(i) Section 3.21(e) of the Disclosure Schedule contains a true, correct and complete list of all Marks; (ii) all Marks are valid and subsisting; (iii) to the knowledge of the Company Shareholder and the Companies, none of the Marks is infringed or diluted, (iv) none of the Marks has been opposed, challenged or threatened in any way by any Person, and no claims exist against the use by either of the Companies or any of the Company Subsidiaries of any Marks; (v) all materials encompassed by the Marks have been marked with appropriate trademark and registration notices; and (vi) all uses of registered Marks are in conformance with applicable statutory and common law so as not to compromise the strength, good will, and integrity of the Marks.

     (f) Copyrights--(i) Section 3.21(f) of the Disclosure Schedule contains a true, correct and complete list of all presently registered Copyrights; (ii) all the Copyrights owned by either of the Companies or any of the Company Subsidiaries which are material to the business of the Companies, whether or not registered, are valid and enforceable; (iii) to the knowledge of the Company Shareholder and the Companies, none of the Copyrights is infringed or has been challenged or threatened in any way; (iv) no claims exist against the use either of the Companies or any of the Company Subsidiaries of any writings or other expressions used in the business of either of the Companies or any of the Company Subsidiaries as currently conducted or as proposed to be conducted; and
(v) all works material to the business of the Companies encompassed by the Copyrights have been marked with appropriate copyright notices.

     (g) Secret Information--Each of the Companies and the Company Subsidiaries has taken reasonable precautions to protect the secrecy, confidentiality and value of its Secret Information. To the knowledge of the Companies or Company Shareholder, the Secret Information has not been used, divulged or appropriated either for the benefit of any Person (other than the Companies or Company Subsidiaries) or to the detriment of the Companies or Company Subsidiaries. None of the Secret Information is subject to any material adverse claim or, to the knowledge of the Company Shareholder or the Companies, has been challenged or threatened in any way. Reasonably appropriate policies are in place to protect the continued secrecy, confidentiality and value of its Secret Information, including but not limited to: appropriate marking of Secret Information as "proprietary" and/or "confidential;" appropriate limiting of access to Secret Information by employees on a "need-to-know" basis; and appropriate confidentiality provisions in agreements executed by employees, contractors, joint venturers and any and all Persons potentially or actually having access to Secret Information.

     (h) No Restrictions--To the knowledge of the Company Shareholder and the Companies, no Intellectual Property Asset is subject to any outstanding Order, Proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by the Companies or the Company Subsidiaries. Neither of the Companies nor any Company Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property Asset, other than (i) the distribution agreements listed in Section 3.15(a)(viii) of the Disclosure Schedule and (ii) indemnification as part of the sale or licensing of the products of the Companies in the ordinary course of business.

--------------------------------------------------------------------------------
                                      -37-
Agreement and Plan of Merger
Execution Copy

     (i) Nondisclosure--All employees, contractors, agents and consultants of the Companies and the Company Subsidiaries have executed a nondisclosure and assignment of inventions agreement in the form attached as Section 3.21(i) of the Disclosure Schedule to protect the confidentiality and to vest in the Companies and the Company Subsidiaries exclusive ownership of such Intellectual Property Assets. To the knowledge of the Company Shareholder, Companies, and the Company Subsidiaries, no employee, contractor, agent or consultant of the Companies and the Company Subsidiaries has used any trade secrets or other confidential information of any other person in the course of their work for the Companies or the Company Subsidiaries. To the knowledge of the Company Shareholder, Companies and Company Subsidiaries, neither of the Companies nor any of the Company Subsidiaries has written or oral agreements with employees, contractors agents or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee, contractor, agent or consultant may have rights to the portions of the Intellectual Property Assets so created by such individual.

     (j) Agency Conflicts--To the knowledge of the Company Shareholder and the Companies, no officer, employee, contractor, agent or consultant of the Companies or the Company Subsidiaries is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by any of the Companies or Company Subsidiaries because of the nature of the business conducted or to be conducted by it or relating to the use of trade secrets or proprietary information of others, and to the Company's knowledge and belief, the continued employment or retention of its officers, employees, contractors, agents or consultants does not subject any of the Companies or Company Subsidiaries to any liability with respect to any of the foregoing matters.

     (k) Source Code Escrow--Except as disclosed on Section 3.21 (k) of the Disclosure Schedule, neither of the Companies nor any of the Company Subsidiaries has deposited, or is obligated to deposit, any source code regarding its products into any source code escrows or similar arrangements and neither of the Companies nor any of the Company Subsidiaries is under any contractual or other obligation to disclose the source code or any other material proprietary information included in or relating to its products.

     3.22 CERTAIN PAYMENTS

     Neither of the Companies nor any of the Company Subsidiaries nor any director, officer, agent or employee of any of the Companies or the Company Subsidiaries, or to the knowledge of the Company Shareholder and the Companies, any other Person associated with or acting for or on behalf of any of the Companies or the Company Subsidiaries, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services in violation of the Foreign Corrupt Practices Act or any similar Law (i) to obtain

--------------------------------------------------------------------------------
                                      -38-
Agreement and Plan of Merger
Execution Copy
favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of any of the Companies or the Company Subsidiaries or any Affiliate thereof, (b) established or maintained any fund or asset of either of the Companies or any of the Company Subsidiaries that has not been recorded in the consolidated books and records of the Companies.

     3.23 RELATIONSHIPS WITH RELATED PERSONS

     Except as disclosed on Section 3.23 of the Disclosure Schedule, no officer, director or employee of any of the Sellers, the Companies or Company Subsidiaries, nor any spouse or child of any of them or any Person associated with any of them ("RELATED PERSON"), has any interest in any assets or properties used in or pertaining to the business of either of the Companies or any of the Company Subsidiaries. Since December 1, 1996 none of the officers, directors or employees any of the Sellers, the Companies or Company Subsidiaries nor any Related Person has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest or any other financial or profit interest in a Person (other than less than two percent (2%) of the outstanding capital stock of a Person subject to the reporting requirements of the Exchange Act) that has (i) had business dealings with any of the Companies or Company Subsidiaries, or (ii) engaged in competition with any of the Companies or Company Subsidiaries. Except as disclosed on Section 3.23 of the Disclosure Schedule, no officer, director or employee of any of the Sellers, the Companies or Company Subsidiaries nor a Related Person is a party to any Contract with, or has any claim or right against, or owes any amounts to, any of the Companies or Company Subsidiaries.

     3.24 BROKERS OR FINDERS

     Except as set forth on Section 3.24 of the Disclosure Schedule, none of the Companies nor Company Subsidiaries or any of their agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

     3.25 OUTSTANDING INDEBTEDNESS

     Section 3.25 of the Disclosure Schedule sets forth as of November 30, 1999
(a) the amount of all indebtedness for borrowed money of either of the Companies or any of the Company Subsidiaries then outstanding (including (i) the interest rate applicable thereto, (ii) any Encumbrances or Liens which relate to such indebtedness and (iii) the name of the lender or the other payee of each such indebtedness), (b) the amount of all lending and commitments to lend and (c) the amount of all guarantees or sureties of the Companies with respect to the obligations of any Person. Complete and accurate copies of all such agreements have been delivered to Parent.


--------------------------------------------------------------------------------
                                      -39-
Agreement and Plan of Merger
Execution Copy

     3.26 CUSTOMERS AND SUPPLIERS

     Section 3.26 of the Disclosure Schedule lists every Material Customer or Material Supplier of each of the Companies and the dollar amount of business with that Person. Since April 1, 1998, neither of the Companies has experienced any termination, cancellation, limitation or modification or change in any business relationship with any Material Supplier or Material Customer, nor have either of the Companies received written notice or otherwise had knowledge that any Material Customer or Material Supplier intends to cease, or materially reduce or change the terms of, doing business with either of the Companies or to terminate any agreement with either of the Companies where such action has had or would have a Material Adverse Effect on the business of that Company. For purposes hereof, "Material Customers" means each of the 20 largest customers by revenues during any of the last two fiscal years and "Material Suppliers" means each of the 20 largest suppliers by purchases of goods or services during any of the last two fiscal years.

     3.27 YEAR 2000 COMPLIANCE

     (a) For purposes of this Section, "Year 2000 Compliant" means that any hardware, software or embedded system used in connection with a business is designed to be used prior to, during, and after the calendar year 2000 without material error relating to date data, provided that, when used in combination with systems and programs of third parties, those third party systems and programs are themselves year 2000 compliant. Specifically, such hardware, software or embedded system:

     (i) will not provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century;

     (ii) has been designed to ensure Year 2000 compatibility, including date data century recognition, calculations which accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century;

     (iii) is designed to be used prior to, during and after the Year 2000, and the systems will operate during each such time period without error relating to date data specifically including any error relating to, or the product of, date data which represents or references different centuries;

     (iv) will allow manipulation of date data free of error over the range of dates that the systems are expected to handle;

     (v) will allow explicit century values to be correctly stored and passed across all applicable interfaces (including user interfaces); and

     (vi) will provide that all leap year values be correctly calculated and processed across all applicable interfaces (including user interfaces).


--------------------------------------------------------------------------------
                                      -40-
Agreement and Plan of Merger
Execution Copy

     (b) Company Shareholder and the Companies have taken the following actions with respect to the businesses and operations of the Companies and Company
Subsidiaries:

     (i) they have established project teams within each company responsible for addressing (A) software created by the Companies and Company Subsidiaries and sold to customers, (B) hardware, software and embedded systems used for internal business operations, (C) hardware, software and embedded systems used by employees in performance of their duties, (D) other systems provided by third parties such as facilities, and (E) problems with the supply chain, including vendors, shippers, and others;

     (ii) they have developed a detailed plan and timetable, including development of contingency plans, to become Year 2000 Compliant with respect to each of the areas listed in clause (i);

     (iii) they have committed adequate resources to support and implement the Year 2000 plans of the Companies and the Company Subsidiaries;

     (iv) they have tested all products to determine if they are Year 2000 Compliant, and have documented the actions taken to test for such compliance and to modify products which they have determined to make Year 2000 Compliant;

     (v) after such testing and modification, they have advised customers which releases or versions of their products are or are not Year 2000 Compliant; and

     (vi) they have worked with customers whose products are not Year 2000 Compliant to assist those customers in developing a solution, through upgrade to a newer version or release, custom modification or otherwise.

     (c) Based upon actions described in paragraph (b) above:

     (i) the products listed on Section 3.27(c)(i) of the Disclosure Schedule are Year 2000 Compliant;

     (ii) to the knowledge of the Company Shareholder and Companies, the Companies and the Company Subsidiaries will be Year 2000 Compliant in all material respects in a timely manner; and

     (iii) there are no present complaints or disputes with customers or any other parties concerning handling of issues related to making their products Year 2000 Compliant.

     3.28 PAYABLES

     Since the date of the September 30, 1999 Financial Statements there has not been a material adverse change in the amount of accounts payable or a material adverse change in the


--------------------------------------------------------------------------------
                                      -41-
Agreement and Plan of Merger
Execution Copy
delinquency of accounts payable of either of the Companies or any of the Company Subsidiaries (either individually or in the aggregate).

     3.29 INVENTORIES

     (a) All inventories of raw materials, supplies, work in progress and finished goods of the Companies and the Company Subsidiaries are of good, usable and merchantable quality in all material respects and do not include obsolete or discontinued items except to the extent reflected in the Financial Statements. All such inventories are of such quality as to meet the quality control standards of the Companies and the Company Subsidiaries and any applicable governmental quality control standards, all such finished goods are saleable as current inventories at the current prices of the Companies and the Company Subsidiaries in the ordinary course of business, all such inventories are recorded on the books at the lower of cost or market value determined in accordance with GAAP and no write-down in inventory has been made or should have been made except pursuant to GAAP during the past two years.

     (b) Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices in excess of current market prices. Since the date of the applicable September 30, 1999 Financial Statements, no inventory items have been sold or disposed of except through sales in the ordinary of business at prices no less than prevailing market prices.

     3.30 PRODUCT WARRANTIES; PRODUCT LIABILITY

     (a) Attached to Section 3.30 of the Disclosure Schedule are complete and correct copies of the standard terms and conditions of sale or lease for each of the products or services of the Companies and the Company Subsidiaries (containing applicable guaranty, warranty and indemnity provisions). Except as disclosed on Section 3.30 of the Disclosure Schedule, as required by Law or as set forth in such standard terms and conditions, no product manufactured, sold, leased or delivered by, or service rendered by or on behalf of, the Companies and the Company Subsidiaries is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions.

     (b) Section 3.30 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company's customer support and service functions in fulfilling its obligations under its guaranty, warranty and right of return provisions during the periods covered by the Financial Statements and the Interim Financial Statements, and the Company Shareholder and the Companies know of no reason why such expenses should significantly increase as a percentage of sales in the future.

     (c) Except as set forth in Section 3.30 of the Disclosure Schedule, there are no existing or, to the knowledge of the Company Shareholder and the Companies threatened, claims against either of the Companies or any of the Company Subsidiaries for services or merchandise which are defective or fail to meet any service or product warranties (including claims that a product is not year 2000 Compliant) other than in the ordinary course of business consistent with past

--------------------------------------------------------------------------------
                                      -42-
Agreement and Plan of Merger
Execution Copy
experience. Except as set forth in Section 3.30 of the Disclosure Schedule, no claim has been asserted against any of the Companies or Company Subsidiaries since April 1, 1999 for renegotiation or price redetermination of any completed business transaction.

     (d) The Companies' or Company Subsidiaries' products are free from known significant defects and, to the knowledge of the Company Shareholder and the Companies, conform in all material respects to the specifications and documentation furnished to the Companies' or Company Subsidiaries' customers.

     3.31 FINANCIAL SERVICE RELATIONS AND POWERS OF ATTORNEY

     All of the arrangements that the Companies or Company Subsidiaries have with any bank depository institution or other financial services entity, whether or not in their names, are completely and accurately described on Section 3.31 of the Disclosure Schedule, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the current balance as of the date reported, banking institution and person or persons authorized in respect thereof. The Companies and Company Subsidiaries have no outstanding power of attorney.

     3.32 REGULATORY CORRESPONDENCE

     The Companies have made available to the Parent true and correct copies of any and all material correspondence from and to any federal, governmental or regulatory agencies or bodies since April 1, 1997.

     3.33 COMPANY ACTION

     (a) Prior to the Closing, the Board of Directors of each of the Companies, at a meeting duly called and held, or through an action by written consent, will have (i) approved the Merger to which it is a party in accordance with the provisions of the UBCA, (ii) approved the Transaction Documents to which each is a party, (iii) authorized the execution and delivery of the Transaction Documents to which it is a party, and (iv) directed that the Merger to which it is a party be submitted to the Company Shareholder for its approval and resolved to recommend that Company Shareholder vote in favor of the approval of that Merger.

     (b) At the Closing the Company Shareholder will have approved the Mergers through an action by written consent in accordance with the provisions of the UBCA.

     3.34 DISCLOSURE

     No representation or warranty of the Companies in this Agreement as modified by statements in the Disclosure Schedule is inaccurate in any material respect or to the knowledge of the Company Shareholder or the Companies omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

--------------------------------------------------------------------------------
                                      -43-
Agreement and Plan of Merger
Execution Copy

     3.35 FADA BUSINESS

     For purposes of Article 3, all references to ASC at the time of execution of this Agreement or at the Closing shall be interpreted to refer to ASC as it shall exist after the disposition of the FADA Business; provided that any matter related to FADA Business which may give rise to any liability or loss, contingent or otherwise, by ASC after the disposition of the FADA Business shall be disclosed under the appropriate section of Article 3.

4.   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

     Parent and Merger Subs hereby, jointly and severally, represent and warrant to the Companies and the Company Shareholder as follows:

     4.1  ORGANIZATION AND GOOD STANDING

     Each of the Merger Subs is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Subs has full corporate power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use. Each of Parent and Merger Subs is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified will not have a Material Adverse Effect.

     4.2  AUTHORITY; NO CONFLICT

     (a) Parent and Merger Subs each has the right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which Parent or Merger Subs are a party, to consummate the Merger and the other transactions contemplated hereby and thereby and to perform their respective obligations under this Agreement and the Transaction Documents to which Parent or Merger Subs are a party. This Agreement has been duly authorized and approved, executed and delivered by Parent and Merger Subs and constitutes the legal, valid and binding obligation of Parent and Merger Subs, enforceable against them in accordance with its terms. Upon the execution and delivery by Parent and Merger Subs of the Transaction Documents to which Parent or each of the Merger Subs is a party, such Transaction Documents will constitute the legal, valid and binding obligations of Parent and Merger Subs, enforceable against them in accordance with their respective terms.

     (b) Neither the execution and delivery of this Agreement or any Transaction Document by Parent or Merger Sub nor the consummation or performance by Parent or Merger Subs of the Merger or any of the other transactions contemplated hereby or thereby, including issuance of the

--------------------------------------------------------------------------------
                                      -44-
Agreement and Plan of Merger
Execution Copy

Parent Shares pursuant to this Agreement, will, directly or indirectly (with or without notice or lapse of time or both):

          (i)  contravene, conflict with, or result in a violation or breach of
(A) any provision of the Organizational Documents of Parent or Merger Subs, (B) any resolution adopted by the board of directors or the shareholders of Parent or Merger Subs, (C) any legal requirement or any Order, award, decision, settlement or process to which Parent or Merger Subs or any of the assets or properties owned or used by them may be subject, or (D) any Governmental Permit held by Parent or Merger Subs, excluding from clauses (C) and (D) any contravention, conflict, violation or breach which would not, either individually or in the aggregate, have a Material Adverse Effect or materially impair or preclude the Parent's or the Merger Subs' ability to consummate the Mergers or the transactions contemplated hereby;

          (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third Person, under any material Contract to which Parent or either of the Merger Subs is a party or by which their respective assets or properties are bound, or require the consent or approval of or any notice to or filing with any Governmental Authority (other than (A) filings and termination of the waiting period pursuant to the HSR Act and (B) filings pursuant to federal or state securities laws in connection with the sale of the Parent Shares, all of which filings have been or will be made by the Parent) to which either Parent, Merger Subs or their respective assets or properties are subject except for any breaches, defaults, rights of termination, cancellation or acceleration, entitlements, consents, approvals, notices or filings which would not, either individually or in the aggregate, have a Material Adverse Effect or materially impair or preclude the Parent's or the Merger Subs' ability to consummate the Mergers or the transactions contemplated hereby; or

          (iii) result in the imposition or creation of any Encumbrance or Lien upon or with respect to any of the assets or properties owned or used by Parent or Merger Subs except for any imposition or creation which would not, either individually or in the aggregate, have a Material Adverse Effect or materially impair or preclude the Parent's or the Merger Subs' ability to consummate the Mergers or the transactions contemplated hereby.

     4.3  CAPITALIZATION; PARENT SHARES

     (a) The authorized capital stock of Parent consists of 1,000,000 shares of preferred stock, $.01 par value per share, of which as of the date of this Agreement no shares are issued or outstanding, and 21,500,000 shares of Parent Common Stock, of which 12,637,600 shares were issued and outstanding as of November 30, 1999. All of the authorized and issued capital stock of Merger Sub is owned of record and beneficially by Parent.

     (b) The Parent Shares issuable as a result of the Merger have been duly authorized and at the Effective Time will be validly issued, fully paid and nonassessable. Each share of Parent


--------------------------------------------------------------------------------
                                      -45-
Agreement and Plan of Merger
Execution Copy

Common Stock to be issued at the Effective Time will be accompanied by one Parent Purchase Right.

     4.4  FILINGS WITH THE COMMISSION

     (a) Parent has delivered or made available to the Company a true, correct and complete copy of its Annual Report on Form 10-K for the year ended September 30, 1998 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998, March 31, 1999 and June 30, 1999 (collectively, the "PARENT SEC REPORTS"). Each of the Parent SEC Reports has been timely filed pursuant to the Exchange Act.

     (b) Each of the Parent SEC Reports complied as to form in all material respects with the requirements of the Exchange Act in effect on the date thereof. Each of the Parent SEC Reports, when filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) Each of the Parent financial statements (including the related notes) included in the Parent SEC Report presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to absence of complete footnotes.

     4.5  NO MATERIAL ADVERSE CHANGE

     Since March 31, 1999, there has not been a change which has had a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole, and no event has occurred or circumstance exists that could reasonably be expected to result in a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole, provided that the effect of changes in general economic or financial conditions shall not be considered a Material Adverse Effect.

     4.6  LEGAL PROCEEDINGS

     There is no pending Proceeding against Parent or either Merger Sub that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby, or that otherwise could reasonably be expected to result in a Material Adverse Effect on Parent and its Subsidiaries, taken as whole. To the knowledge of Parent, no such Proceeding has been threatened.

     4.7  BROKERS OR FINDERS

     Neither Parent nor Merger Subs nor any of their agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or

--------------------------------------------------------------------------------
                                      -46-
Agreement and Plan of Merger
Execution Copy
financial advisory services or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

5.   COVENANTS OF SELLERS

     The Company Shareholder hereby covenants and agrees that it will do or will cause the Companies to perform the obligations of Sections 5.1-5.11 and Daifuku Japan covenants and agrees to perform its obligations under Section 5.12:

     5.1  NORMAL COURSE

     From the date hereof until the Effective Time, the Companies shall, and shall cause the Company Subsidiaries to: (a) maintain its corporate existence in good standing; (b) maintain the general character of its business; (c) maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage); (d) preserve intact in all material respects its business organization, preserve its goodwill and the confidentiality of its business know-how, exercise commercially reasonable efforts to keep available to the Companies or the Company Subsidiaries the services of its current officers and employees and preserve its present material business relationships with its collaborators, licensors, customers, suppliers and other Persons with which the Companies or the Company Subsidiaries has material business relations; and (e) in all respects conduct its business only in the usual and ordinary manner consistent with past practice, including performance of all Contracts. Nothing in this Section 5.1 shall be deemed to prohibit the transfer by ASC of its FADA Business to Company Shareholder in accordance with Section 8.4.

     5.2  CONDUCT OF BUSINESS

     From the date hereof until the Effective Time, the Company Shareholder shall not permit the Companies or the Company Subsidiaries, except as contemplated by this Agreement, to directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld:

     (a) amend or otherwise modify its Organizational Documents;

     (b) issue, sell, dispose of or Encumber or authorize the issuance, sale, disposition or Encumbrance of, or grant or issue any option, warrant or other right to acquire or make any agreement of the type referred to in Section 3.3 with respect to, any shares of its capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

     (c) Encumber any material assets or properties of the Companies or the Company Subsidiaries;

--------------------------------------------------------------------------------
                                      -47-
Agreement and Plan of Merger
Execution Copy

     (d) declare, set aside, make or pay any dividend or other distribution to any shareholder with respect to its capital stocks other than (i) the distribution of the FADA Business contemplated by Section 5.1 hereof and (ii) distributions of not more than 50% of net income of the Companies for the fiscal year ended March 31, 1999 (or approximately $159,000) from the Companies to the Company Shareholder provided that the effect of such distributions under clauses
(i) and (ii) shall be taken into account in calculating the Closing Net Tangible Book Value and the purchase price adjustment in Section 2.8.

     (e) redeem, purchase or otherwise acquire any capital stock or other securities of the Companies or the Company Subsidiaries;

     (f) increase the compensation or other remuneration or benefits payable or to become payable to any director or officer of the Companies or the Company Subsidiaries, or increase the compensation or other remuneration or benefits payable or to become payable to any of its other employees or agents, except for increases in salary and payment of performance bonuses in the ordinary course of business consistent with past practice in either case as described in Section 5.2(f) of the Disclosure Schedule;

     (g) adopt or (except as otherwise required by law) amend or make any unscheduled contribution to any Employee Benefit Plan for or with employees, or enter into any collective bargaining agreement;

     (h) terminate or modify any Contract requiring future payments to or from the Companies or the Company Subsidiaries, individually or in the aggregate, in excess of $10,000, except for termination of Contracts upon their expiration during such period in accordance with their terms;

     (i) create, incur, assume or otherwise become liable for (A) any indebtedness in an aggregate amount (among all of the Companies and the Company Subsidiaries) in excess of $50,000, or (B) blanket inventory purchases in an aggregate amount (among all of the Companies and the Company Subsidiaries) in excess of $50,000 (for purposes of this part of Section 5.2(i), obligations or liabilities that are paid, discharged or satisfied under Section 5.2(j) need not be included in determining whether the foregoing maximum amounts have been reached);

     (j) pay, discharge or satisfy any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, in an aggregate amount (among any of the Companies and the Company Subsidiaries) in excess of $50,000, except for liabilities incurred in the ordinary course of business prior to the date hereof;

     (k) guarantee or endorse any obligation or the net worth of any Person, except for endorsements of negotiable instruments for collection in the ordinary course of business;

     (l) sell, transfer, lease or otherwise dispose of any of its assets or properties, except in the ordinary course of business, consistent with past practices and at arm's length; except as expressly contemplated by this Agreement;


--------------------------------------------------------------------------------
                                      -48-
Agreement and Plan of Merger
Execution Copy

     (m) cancel, compromise, release or waive any material debt, claim or right;

     (n) make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business and consistent with past practice, or acquire any capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other business enterprise;

     (o) make any material capital investment or expenditure or capital improvement, addition or betterment;

     (p) change its method of accounting or the accounting principles or practices utilized in the preparation of the Financial Statements, other than as required by GAAP;

     (q) institute or settle any Proceeding before any Governmental Authority relating to it or its assets or properties;

     (r) adopt a plan of dissolution or liquidation with respect to either of the Companies or any Company Subsidiaries;

     (s) enter into any Contract, except Contracts made in the ordinary course of business consistent with past practices;

     (t) make any new election with respect to Taxes or any change in current elections with respect to Taxes, or settle or compromise any federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations;

     (u) take or omit to take any action that would constitute a material violation of or material default under, or waive any rights under, any material Contract; or

     (v) enter into any commitment to do any of the foregoing, or any action which would make any of the representations or warranties of the Companies contained in this Agreement untrue or incorrect in any material respect (subject to the knowledge and materiality limitations set forth therein) or cause any covenant, condition or agreement of the Companies in this Agreement not to be complied with or satisfied in any material respect.

     5.3  CERTAIN FILINGS

     The Company Shareholder shall cooperate, and shall cause the Companies and the Company Subsidiaries to cooperate, with Parent with respect to all filings with Governmental Authorities that are required to be made by the Companies to carry out the transactions contemplated by this Agreement. The Company Shareholder shall assist and cause the Companies to assist Parent and Merger Subs in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority which may be reasonably required or which Parent may reasonably request in connection with the consummation of the transactions contemplated hereby. Without

--------------------------------------------------------------------------------
                                      -49-
Agreement and Plan of Merger
Execution Copy
limiting the generality of the foregoing, Company Shareholder shall promptly and in good faith respond to any requests for additional information and documents and provide any further necessary information and make any further necessary filings under the HSR Act.

     5.4  NOTIFICATION OF CERTAIN MATTERS

     The Company Shareholder shall promptly notify Parent of (i) the occurrence or non-occurrence of any fact or event of which it or the Companies has knowledge which would be reasonably likely (A) to cause any representation or warranty of the Company Shareholder contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Effective Time or (B) to cause any covenant, condition or agreement of the Company Shareholder in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of the Company Shareholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of the Company Shareholder, or the right of Parent and Merger Subs to rely thereon, or the conditions to the obligations of Parent and Merger Subs, or the remedies available hereunder to Parent or Merger Subs. The Company Shareholder shall give prompt notice to Parent of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

     5.5  NO SOLICITATION

     (a) From the date hereof until the earlier of (i) December 31, 1999, (ii) termination of this Agreement by Parent or (iii) the Effective Time, the Sellers and the Companies shall not, nor shall any of them permit any, officer, director, shareholder, employee or agent of the Sellers or the Companies or any Company Subsidiaries to solicit or encourage, or furnish information to, or engage in any discussion with, any person in connection with any proposal for a merger or other business combination or for the acquisition of a substantial equity interest in either of the Companies or a substantial portion of either Company's assets (an "Alternative Acquisition").

     5.6  CERTAIN SECTION 401 (K) PLANS

     Prior to Closing, Company Shareholder will become a sponsoring employer of each of the Companies' Section 401(k) plans ("401(k) Plans") and will assume all responsibility for maintenance of the 401(k) Plans after Closing. Each of the 401(k) Plans' participants whose employment transfers to Parent's controlled group of businesses (i) will be 100% vested in account balances in the 401(k) Plans (ii) will be provided payment and direct rollover elections for balances in the 401(k) Plans as soon as administratively possible after the Closing Date; and (iii) will be permitted to transfer loans from the 401(k) Plans, if any, to a qualified plan of Parent.



--------------------------------------------------------------------------------
                                      -50-
Agreement and Plan of Merger
Execution Copy

     5.7  SUBORDINATION

     Upon the request of Parent, the Company Shareholder and Daifuku Japan shall enter into a Subordination Agreement with ABN AMRO substantially in the form of EXHIBIT H hereto related to line of credit to be entered into with said bank.

     5.8  INTEGRAM LICENSE AGREEMENT ASSIGNMENT AND INDEMNITY

     When Parent, ASC and Company Shareholder reach a mutually acceptable agreement on the commitment of ASC resources in support of the Integram License Agreement, Company Shareholder shall use commercially reasonable efforts to cause the Integram License Agreement to be assigned from ASC to an Affiliate of Company Shareholder. Company Shareholder shall indemnify Parent in accordance with the provisions of Article 10 for all claims against ASC or Parent arising out of the Integram License Agreement for (i) conduct of any party occurring prior to the Closing Date and (ii) conduct of any Affiliate of Company Shareholder occurring after the Closing Date.

     5.9  ASC AUDITED FINANCIAL STATEMENTS

     On or before December 31, 1999, Company Shareholder shall deliver to Parent the audited consolidated balance sheet of ASC as of September 30, 1999 and related consolidated income statements and statements of cash flows for the six months ended September 30, 1999.

     5.10 TITLE AND SURVEY

     Company Shareholder shall deliver to Parent evidence of title and a survey relating to the ASI real property located at 655 East Medical Drive, Bountiful, Utah, in form and substance reasonably acceptable to Parent and its counsel.

     5.11 SECTION 3.15(a)(i) TO DISCLOSURE SCHEDULES

     On or before December 31, 1999, Company Shareholder shall have delivered to Parent updated disclosures for Section 3.15(a)(i) of the Disclosure Schedules dated as of or after December 7, 1999.

     5.12 ACTION TO ASSURE INDEMNITY

     Daifuku Japan agrees that for a period of five years after the Closing Date, it will assure that either (i) the Company Shareholder shall maintain either a net worth or unencumbered assets of at least $9 million (i) less the amount of any claims previously paid under Article 10, or (ii) if Company Shareholder ceases to meet that test, an undertaking by Daifuku Japan to be liable for indemnification claims under Article 10 up to a maximum of $9 million less the amount of any claims previously paid under Article 10.


--------------------------------------------------------------------------------
                                      -51-
Agreement and Plan of Merger
Execution Copy

6.   COVENANTS OF PARENT AND MERGER SUBS

     Each of Parent and Merger Subs, jointly and severally, hereby covenants and agrees as follows:

     6.1  CERTAIN FILINGS

     The Parent and Merger Subs shall cooperate with the Company Shareholder and the Companies with respect to all filings with Governmental Authorities that are required to be made by Parent and Merger Subs to carry out the transactions contemplated by this Agreement. The Parent and Merger Subs shall assist in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority which may be reasonably required or which the Company Shareholder and the Companies may reasonably request in connection with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, Parent and the Merger Subs hereto shall promptly and in good faith respond to any requests for additional information and documents and provide any further necessary information and make any further necessary filings under the HSR Act.

     6.2  NOTIFICATION OF CERTAIN MATTERS

     Parent and Merger Subs shall promptly notify the Company Shareholder of (i) the occurrence or non-occurrence of any fact or event of which Parent or Merger Subs has knowledge which would be reasonably likely (A) to cause any representation or warranty of Merger Subs or Parent contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Effective Time of the Mergers or (B) to cause any covenant, condition or agreement of Merger Subs or Parent in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of Merger Subs or Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Merger Subs or Parent, or the right of the Company Shareholder to rely thereon, or the conditions to the obligations of the Company Shareholder, or the remedies available hereunder to the Company Shareholder. Parent and Merger Subs shall give prompt notice to the Company Shareholder of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

7.   ADDITIONAL COVENANTS

     The parties, as applicable, hereby covenant and agree as follows:

     7.1  PAYMENT OF FEES AND INTEREST

     Each party is solely responsible for any and all fees and expenses incurred by it in exercising its rights and complying with the terms and conditions of this Agreement; provided,


--------------------------------------------------------------------------------
                                      -52-
Agreement and Plan of Merger
Execution Copy
that, the Parent and the Company Shareholder shall bear equally any filing fees associated with filing of notification(s) under the HSR Act in connection with the consummation of the transactions contemplated by this Agreement.

     7.2  ACCESS TO INFORMATION; CONFIDENTIALITY

     Upon reasonable advance written notice, each party shall permit representatives of the other to have access (at all reasonable times and in a manner so as not to interfere with the normal business operations of the other party) to all premises, properties, financial and accounting records, Contracts, other records and documents, and personnel of or pertaining to such party, all in accordance with and subject to the terms of the Confidentiality Agreements; provided that the representatives of the Company Shareholder may have the access to Parent permitted hereunder only in order to conduct customary due diligence regarding the completeness of the Parent SEC Report, Registration Statement and other information set forth herein as the Company Shareholder may reasonably request. No investigation or examination by either party shall diminish, obviate or constitute a waiver of the enforcement of any of the representations, warranties, covenants or agreements of the other party under this Agreement.

     7.3  REASONABLE BEST EFFORTS; FURTHER ACTION

     (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts (exercised diligently and in good faith) to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents, authorizations and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

     (b) Notwithstanding any provision of this Agreement to the contrary, Parent shall not be obligated to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Parent, any of its Subsidiaries or the Companies in connection with seeking to obtain or obtaining any waiver, consent, authorization or approval of any Person associated with the consummation of the transactions contemplated hereby or otherwise.

     (c) If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporations with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Companies and Merger Subs, the officers and directors of the Companies and Merger Subs immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.



--------------------------------------------------------------------------------
                                      -53-
Agreement and Plan of Merger
Execution Copy

8.   CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUBS

     The obligations of Parent and Merger Subs under this Agreement to consummate the Mergers and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:

     8.1  DUE DILIGENCE REVIEW

     Parent shall have completed a review of the assets and business of each of the Companies which is satisfactory to the Parent in its sole discretion in all respects. Such review shall include a review of all of the financial files and records of each of the Companies, including, without limitation, review of the financial information delivered pursuant to Section 3.5 hereof, the financial projections of each of the Companies, any schedules to this Agreement, the business and legal records and files of each of the Companies, including customer files, correspondence, invoices, licenses and permits (provided that Parent and Merger Subs shall refrain from contacting any customers or suppliers of any of the Companies without the prior written approval of Company Shareholder), full access to each of the Companies' physical properties and appropriate personnel of each of the Companies, and all written materials related to each of the Companies' Intellectual Property Assets.

     8.2  REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the Company Shareholder contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and shall then be complete and correct in all material respects (without giving double effect for any materiality qualification contained in any representation or warranty) , except (i) for changes permitted or contemplated by this Agreement, and (ii) that to the extent the representations or warranties expressly refer to status as of a time prior to the date of this Agreement or the Closing Date, those representations or warranties shall have been correct as of the stated date.

     8.3  PERFORMANCE OF COVENANTS

     The Company Shareholder and the Companies shall have taken all necessary corporate or other actions to consummate the transactions contemplated hereby and shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement or any Transaction Document to be performed or complied with by them at or prior to the Effective Time of each of the Mergers.

     8.4  DISTRIBUTION OF FADA BUSINESS

     ASC shall have distributed to the Company Shareholder the FADA Business substantially as described in Exhibit A hereto.


--------------------------------------------------------------------------------
                                      -54-
Agreement and Plan of Merger
Execution Copy

     8.5  ADJUSTMENT OR DISPOSITION OF CERTAIN OBLIGATIONS OF COMPANIES.

     (a) Company Shareholder and ASI shall have entered into an Agreement and General Release with each of the employees of ASI listed on Schedule 8.5 hereto pursuant to which such employees shall have agreed to remain in the employ of ASI until approximately November 30, 2000 and Company Shareholder shall have paid to them the aggregate amount of approximately $1.1 million.

     (b) ASC and Lakeside Building Investment Group, L.L.C., a Utah limited liability company ("Lakeside") shall have entered into a Second Amendment to that certain Lease Agreement dated September 8, 1995 related to certain premises at 5245 Yeager Road, Suite 150, Salt Lake City, Utah substantially in the form of EXHIBIT L.

     (c) ASC shall have obtained the release of the guarantee by ASC of any indebtedness owed by Lakeside Building Group LLC to First Security Bank of Utah by Lakeside dated December 19, 1996.

     (d) ASI shall have entered into an agreement with Angela Calder, the sole minority shareholder of AutoSimulations Limited, for the purchase of all of such shareholder's shares of AutoSimulations Limited for an aggregate purchase price of not more than $50,000, to be paid by Parent and which amount shall not to be considered a reduction in Net Tangible Book Value of ASI.

     8.6  UPDATE CERTIFICATE

     Parent and Merger Subs shall have received a certificate or certificates, dated the Closing Date, signed by the Company Shareholder as to the matters set forth in Sections 8.2 through 8.5.

     8.7  NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY

     No Order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby or that would limit or affect Parent's or Merger Subs' ownership or operation of the business or assets of the Companies or the Company Subsidiaries. No Proceeding by any Governmental Authority shall be pending or threatened against Parent, Merger Subs, Sellers, or either of the Companies or any of the Company Subsidiaries or any director or officer of any thereof, as such, that challenges the validity or legality, or that restrains or seeks to restrain the consummation, of the transactions contemplated hereby, or that limits or otherwise affects or seeks to limit or otherwise affect Parent's or Merger Subs' right to own or operate the business or assets of the Companies or the Company Subsidiaries, or that compels or seeks to compel Parent or any of its Subsidiaries to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Parent or any of its Subsidiaries (including the Surviving Corporations) or the Companies or the Company Subsidiaries. No written advice shall have been received by Parent, Merger Subs, the Sellers, the Companies or the Company Subsidiaries or by any of their

--------------------------------------------------------------------------------
                                      -55-
Agreement and Plan of Merger
Execution Copy
respective counsel from any Governmental Authority, and remain in effect, stating that an action or Proceeding will, if either of the Mergers is consummated or sought to be consummated, be filed seeking to invalidate or restrain either of the Mergers or limit or otherwise affect Parent's or Merger Subs' ownership or operation of the business or assets of the Companies or the Company Subsidiaries. No Law or Order shall be enacted, entered, enforced or deemed applicable to the Mergers or the other transactions contemplated hereby which makes the consummation of either of the Mergers or the other transactions contemplated hereby illegal, provided that such illegality shall not have arisen from any wrongful act or omission by Parent or Merger Subs.

     8.8  APPROVALS AND CONSENTS

     All material waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Companies, for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, instruments or Contracts of the Companies and the Company Subsidiaries shall have been obtained and made, including, without limitation, the termination of the waiting period under the HSR Act, and all consents or approvals of any Person which may be required under any lease for real property to which either of Companies or any of the Company Subsidiaries is a party. The Companies shall use reasonable commercial efforts to obtain landlord consents and estoppel certificates reasonably satisfactory in form and substance to Parent from the lessors/owners of the real property leased by ASC in Salt Lake City, Utah, Gilbert, Arizona, Austin, Texas, and Rochester, New York.

     8.9  DELIVERY OF FINANCIAL INFORMATION

     In addition to the financial statements delivered under Section 3.5 above, the Companies, at their own cost, shall have delivered to Parent historical financial statements and any other financial information with respect to the Companies required by Item 7 of Form 8-K and Regulation S-X of the Securities and Exchange Commission for a business acquisition required to be described in answer to Item 2 of Form 8-K, including information required in order for Parent to prepare the pro forma financial information required by Item 7 of Form 8-K. The financial statements shall include, without limitation:

     (i) Audited Consolidated Balance Sheets as of March 31, 1998 and March 31, 1999 and audited Consolidated Statements of Operations and Cash Flows for the three years ending March 31, 1999 for each of the Companies; and

     (ii) Unaudited Consolidated Balance Sheet as of September 30, 1999 and unaudited Consolidated Statements of Operations and Cash Flows for the six months ending September 30, 1999 for each of the Companies.

The audit reports included with the financial statements described in clause (i) shall not be qualified or subject to modification.


--------------------------------------------------------------------------------
                                      -56-
Agreement and Plan of Merger
Execution Copy

     8.10 FAIRNESS OPINION

     Parent's Board of Directors shall have received a written opinion from SG Cowen Securities Corporation dated as of or prior to the Closing Date to the effect that as of the date of such opinion the Purchase Price is fair, from a financial point of view, to Parent.

     8.11 OPINION OF COUNSEL

     The Company Shareholder shall have delivered to Parent and Merger Subs one or more opinions of its counsel dated the Closing Date and addressed to Parent and Merger Subs which in the aggregate generally address the matters in EXHIBIT B hereto.

     8.12 ESCROW AGREEMENT

     There shall have been executed and delivered to Parent an Escrow Agreement in substantially the form attached hereto as EXHIBIT C with such modifications thereto as may be required by the Escrow Agent and agreed to by the parties hereto.

     8.13 EMPLOYMENT, NONCOMPETITION, CONFIDENTIALITY AND PROPRIETARY INFORMATION AGREEMENTS

     (a) Each of the Key Employees shall have executed and delivered to Parent an Executive Non-Competition and Proprietary Information Agreement substantially in the form of EXHIBIT D or, in the case of Mr. Jolley, a similar consulting agreement.

     (b) Sellers shall have executed and delivered to Parent a Non-Competition and Proprietary Information Agreement substantially in the form of EXHIBIT E, with such changes to the exhibits to that agreement as the parties may negotiate.

     8.14 OPERATING AGREEMENT

     The Company Shareholder shall have executed and delivered to Parent an operating agreement (including the various Exhibits incorporated therein by reference) substantially in the form of EXHIBIT F hereto relating to access to certain technologies, with such further changes thereto as the parties shall negotiate in good faith (the "OPERATING AGREEMENT").

     8.15 SHAREHOLDER AGREEMENT

     The Company Shareholder and Daifuku Japan shall have executed and delivered to Parent a Shareholder Agreement substantially in the form of Exhibit G hereto.

     8.16 NASDAQ NATIONAL MARKET; RESET ELECTION

     (a) The Parent Shares shall not equal or exceed 20% of the total outstanding shares of Parent Common Stock; provided, however, that, if the Parent Shares would otherwise equal or


--------------------------------------------------------------------------------
                                      -57-
Agreement and Plan of Merger
Execution Copy
exceed 20% of the total outstanding shares of Parent Common Stock the Parent may elect, in its sole discretion, to pay the aggregate amount of the Purchase Price in cash (the "RESET ELECTION").

     (b) If at any time after the date hereof the closing price per share of the Parent's Common Stock on the Nasdaq National Market is less than $12.50, the Parent may notify the Sellers that it desires to take such other actions as the Company Shareholder or the Parent shall reasonably deem necessary or desirable to permit the Parent to exercise the Reset Election. In addition, to the extent that any terms of this Agreement are inconsistent with a Reset Election, such terms shall be deemed to be modified to the limited extent necessary to accommodate the Reset Election.

     9.   CONDITIONS TO OBLIGATIONS OF THE COMPANY SHAREHOLDER

     The obligations of the Company Shareholder under this Agreement to cause the consummation of the Mergers and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Effective Time of each Merger, of each of the following conditions:

     9.1  REPRESENTATIONS AND WARRANTIES

     The representations and warranties of Parent and Merger Subs contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and shall then be complete and correct in all material respects (without giving double effect for any materiality qualification contained in any representation or warranty) except (i) for changes permitted or contemplated by this Agreement, and (ii) that to the extent the representations or warranties expressly refer to status as of a time prior to the date of this Agreement or the Closing Date, those representations or warranties shall have been correct as of the stated date.

     9.2  PERFORMANCE OF COVENANTS

     Each of Parent and Merger Subs shall have taken all necessary corporate actions to consummate the transactions contemplated hereby and shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them at or prior to the Effective Time of each Merger.

     9.3  UPDATE CERTIFICATE

     The Company Shareholder shall have received a certificate or certificates, dated the Closing Date, signed by Parent and Merger Subs as to the matters set forth in Sections 9.1 and 9.2.



--------------------------------------------------------------------------------
                                      -58-
Agreement and Plan of Merger
Execution Copy

     9.4  NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY

     No Order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby. No Proceeding by any Governmental Authority shall be pending or threatened against Company Shareholder, Daifuku Japan or either of the Companies or any director or officer of any thereof, as such, that challenge the validity or legality, or that restrains or seeks to restrain the consummation, of the transactions contemplated hereby; and no written advice from any Governmental Authority shall have been received by Daifuku Japan, Parent, Company Shareholder, Merger Subs, either of the Companies or any of the Company Subsidiaries or by any of their respective counsel, and remain in effect, stating that an action or Proceeding will, if either of the Mergers is consummated or sought to be consummated, be filed seeking to invalidate or restrain either of the Mergers. No Law or Order shall be enacted, entered, enforced or deemed applicable to either of the Mergers or the other transactions contemplated hereby which makes the consummation of either of the Mergers or the other transactions contemplated hereby illegal.

     9.5  APPROVALS AND CONSENTS

     All material waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Parent and the Merger Subs, for the authorization, execution and delivery of this Agreement, the consummation by them of the transactions contemplated hereby, including, without limitation, the termination of the waiting period under the HSR Act, shall have been obtained and made.

     9.6  OPINION OF COUNSEL

     Parent and Merger Subs shall have delivered to the Company Shareholder an opinion of Brown, Rudnick, Freed & Gesmer, dated the Closing Date and addressed to the Company Shareholder, as to the matters set forth on EXHIBIT I hereto.

     9.7  OPERATING AGREEMENT

     The Parent and Surviving Corporations shall have executed and delivered to the Company Shareholder the Operating Agreement.

     9.8  REGISTRATION RIGHTS AGREEMENT

     There shall have been executed and delivered to Company Shareholder a registration rights agreement in substantially the form attached hereto as EXHIBIT J, which grants to Company Shareholder certain registration rights with respect to the Parent Shares.

     9.9  RELEASES

     Sellers shall have received from each of the Companies and their respective officers and directors (other than those who will continue to be employees of Sellers or their Affiliates after

--------------------------------------------------------------------------------
                                      -59-
Agreement and Plan of Merger
Execution Copy
the Effective Time) releases in form attached hereto as EXHIBIT K releasing them from any claims any of them may have or claim to have against the Sellers of any nature whatsoever by reason of any matter occurring before the Effective Time, other than (i) any claims arising out of this Agreement or any of the collateral agreements entered into in connection with the transactions contemplated hereby, or (ii) any obligation of any of them which the Company Shareholder has expressly agreed to assume in connection herewith.

     9.10 ASC COMMITMENT LETTER

     Company Shareholder shall have received a letter from ASC committing ASC to use commercially reasonable efforts to complete the Wacker Siltronics project and obtain an acceptance certificate referred to in Section 3.9(b) hereof.

10.  INDEMNIFICATION

     10.1 INDEMNIFICATION BY COMPANY SHAREHOLDER

     (a) Subject to the limitations in paragraphs (b)-(d) below, the Company Shareholder agrees to defend, indemnify and hold harmless Parent's Indemnified Persons from and against all Losses directly or indirectly incurred by any of them resulting from or arising out of:

     (i) any breach of any of the representations or warranties (other than those listed in clause (vii) below) made by the Company Shareholder in or pursuant to this Agreement; provided that, for the purpose of this Section 10.1, any qualification of such representations and warranties by reference to the materiality of matters stated therein, and any limitations of such representations and warranties as being "to the knowledge of" or "known to" or words of similar effect, shall be disregarded in determining any inaccuracy, untruth, incompleteness or breach thereof and in determining the amount of Loss;

     (ii) any Proceeding required to be described on Section 3.13 of the Disclosure Schedule, except to the extent of reserves with respect thereto on the Financial Statements;

     (iii) any breach of any covenant or agreement made by the Company Shareholder in or pursuant to this Agreement;

     (iv) any Taxes owing by any of the Sellers, Companies, or the Surviving Corporations of any kind or description (including without limitations its obligations to withhold taxes and interest and penalties with respect to any Taxes) for periods, or portions thereof, up to and including the Closing Date, except to the extent of reserves with respect thereto on the Financial Statements;

     (v) any Environmental, Health and Safety Liabilities on account of any period prior to the Closing Date;



--------------------------------------------------------------------------------
                                      -60-
Agreement and Plan of Merger
Execution Copy

     (vi) any liability under any Employee Benefit Plan on account of any period prior to the Closing Date;

     (vii) any breach of any of the representations or warranties made by the Company Shareholder and the Companies pursuant to Sections 3.2 or 3.3;

     (viii) any liability or obligation of either Company which Company Shareholder has expressly assumed or for which it has expressly agreed to be responsible; or

     (ix) any breach of the representations of Section 3.9(a) with respect to Special Accounts Receivable; and

     (x)  any liability owed to Parent pursuant to Section 3.9(b).

     (b) The Company Shareholder shall have no liability under paragraph (a) unless one or more of the Parent's Indemnified Persons gives written notice to it asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, during the period set forth below:

     (i) for claims under clauses (i) through (iii) and (ix) of paragraph (a) above, a period of two (2) years after the Closing Date;

     (ii) for claims under clauses (iv) through (vi) of paragraph (a) above, for so long as any claim may be made in respect of such matters under any applicable statute of limitations, as it may be extended;

     (iii) for claims under clauses (vii) and (viii) of paragraph (a) above, without limitation as to time; and

     (iv) for claims under clause (x) of paragraph (a) above, a period beginning 23 months after the Closing Date and ending five (5) years after the Closing Date.

     (c) Indemnification for claims under clauses (i) and (ii) of paragraph (a) above and claims relating to Section 5.8 hereof in connection with the Integram License Agreement shall be payable by Company Shareholder only if the aggregate amount of all Losses thereunder by the Parent's Indemnified Persons shall exceed $400,000, at which point Company Shareholder shall be responsible for all Losses in excess of $200,000. Indemnification for claims under clause (x) of paragraph
(a) above shall be payable by the Company Shareholder only if the aggregate amount of all Losses thereunder by the Parent's Indemnified Persons shall exceed $150,000, at which point Company Shareholder shall be responsible for all Losses in excess of such $150,000. Company Shareholder's aggregate liability for indemnification under paragraph (a) above shall not exceed $9,000,000.

     (d) The gross amount with respect to any claim for indemnification for which Company Shareholder may be liable to Parent's Indemnified Persons pursuant to this Article 10 shall be

--------------------------------------------------------------------------------
                                      -61-
Agreement and Plan of Merger
Execution Copy
reduced by any insurance proceeds actually recovered by or on behalf of the Parent's Indemnified Persons on account of such indemnifiable Losses. Parent's Indemnified Persons shall exert their best efforts to recover upon any policies of insurance insuring any indemnifiable Losses. Any amounts which are collected by the Parent, ASC or ASI from a customer shall be credited to the oldest Account Receivable of that customer, and any Accounts Receivable not collected by any of them for which Company Shareholder actually indemnifies any Parent Indemnified Person (after taking into account the $200,000 deductible amount) shall be assigned by ASC or ASI to Company Shareholder for it to collect, and any amount subsequently collected by Parent, ASC or ASI on account of any such Accounts Receivable shall be remitted to Company Shareholder, it being understood that the Parent, ASC and ASI shall have no further obligation to undertake any collection efforts with respect thereto after the date of such assignment.

     (e) The Sellers' Indemnified Persons shall not be responsible for losses arising out of the operation of the Surviving Corporations after the Closing Date, except as provided in Section 5.8 hereof relating to claims arising out of the Integram License Agreement for the conduct of any Affiliate of the Company Shareholder.

     10.2 INDEMNIFICATION BY PARENT

     (a) Subject to the limitations set forth in paragraphs (b)-(d) below, Parent agrees to defend, indemnify and hold harmless the Sellers' Indemnified Persons from and against all Losses directly or indirectly sustained by any of them caused by or arising out of:

     (i) any breach of any of the representations or warranties made by Parent or a Merger Sub in or pursuant to this Agreement;

     (ii) any breach of any covenant or agreement made by Parent or a Merger Sub in or pursuant to this Agreement; and

     (iii) any liabilities expressly assumed by Parent.

     (b) Indemnification for claims under clause (i) of paragraph (a) above shall be payable by Parent only if the aggregate amount of all Losses hereunder by the Sellers' Indemnified Persons shall exceed $400,000 at which point Parent shall be responsible for all Losses in excess of $200,000. Parent's aggregate liability for indemnification under paragraph (a) above shall not exceed $8,000,000.

     (c) The Parent shall have no liability under paragraph (a) unless one or more of Sellers' Indemnified Persons gives written notice to Parent asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

     (i) for claims under clauses (i) and (ii) of paragraph (a), for a period of two (2) years after the Closing Date; and


--------------------------------------------------------------------------------
                                      -62-
Agreement and Plan of Merger
Execution Copy

     (ii) for claims under clause (iii) of paragraph (a), without limitation as to time.

     (d) The gross amount with respect to any claim for indemnification for which Parent may be liable to Sellers' Indemnified Persons pursuant to this
Article 10 shall be reduced by any insurance proceeds actually recovered by or on behalf of the Sellers' Indemnified Persons on account of such indemnifiable Losses. Sellers' Indemnified Persons shall exert their best efforts to recover upon any policies of insurance insuring any indemnifiable Losses.

     10.3 DEFENSE OF THIRD PARTY ACTIONS

     (a) Promptly after the receipt of notice of any Third Party Action, any person who believes that it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. Any omission or delay in providing such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless such omission or delay was prejudicial to the Indemnifying Person's defense of such Third Party Action, and will not relieve the Indemnifying Person of any liability which the Indemnifying Person may have other than pursuant to this Article 10.

     (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Persons, makes the election provided in paragraph (c) below.

     (c) By written notice within thirty (30) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person, provided however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for reasonable expenses incurred to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Person shall not in defense of the Third Party Action enter into any settlement which does not include as a term thereof an unconditional release by the third party claimant of the Indemnified Person or consent to entry of any judgment, except with the consent of the Indemnified Person.

     (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action.

     (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for reasonable expenses incurred by the Indemnified Person in connection with the defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

--------------------------------------------------------------------------------
                                      -63-
Agreement and Plan of Merger
Execution Copy

     (f) Any party who has not assumed control of the defense of a Third Party Action shall have the duty to cooperate with the party which assumes such defense.

     10.4 MISCELLANEOUS

     (a) Parent's Indemnified Persons shall be entitled to indemnification under
Section 10.1(a)(i) with respect to any matter giving rise to a Losses unless the matter is expressly disclosed on the Disclosure Schedule, without regard to whether the matter giving rise to the Losses may have been otherwise previously disclosed to any such person. Parent's Indemnified Persons shall be entitled to be indemnified under clauses (ii)-(iv) and (x) of Section 10.1(a) regardless of any disclosure, whether on the Disclosure Schedule or otherwise.

     (b) Nothing in this Article 10 shall be interpreted to limit in any manner any remedy which any party may have at law or in equity based upon fraud or other intentional torts.

     10.5 PAYMENT OF INDEMNIFICATION

     Claims for indemnification under this Article 10 shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Persons. Any amount which may become due and payable to any of the Parent's Indemnified Persons under Section 10.1(a) shall first be paid or otherwise satisfied out of the Escrow Fund until the same has been exhausted. Any claims by Sellers' Indemnified Persons may be satisfied by whatever remedy is available at law or equity.

11.  TERMINATION OF AGREEMENT

     11.1 TERMINATION.

     This Agreement shall not be terminated, nor the Mergers abandoned, except in accordance with the provisions of this Article 11, strictly construed against the party seeking such termination. This Agreement may be terminated and the Mergers may be abandoned any time prior to the Effective Time of both Mergers:

     (a) by mutual written consent of the Parent and Company Shareholder;

     (b) by either the Parent or the Company Shareholder, if, without fault of such terminating party, the Mergers shall not have been consummated on or before March 31, 2000, unless such failure shall be due to a material breach of any representation or warranty, or the nonfulfillment in a material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of the party or parties seeking to terminate; and

     (c) by Parent or the Company Shareholder if a Governmental Authority shall have issued a nonappealable final Order or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting either of the Mergers and the other transactions contemplated hereby (provided that the right to terminate this Agreement under this Section 11.1 shall not be

--------------------------------------------------------------------------------
                                      -64-
Agreement and Plan of Merger
Execution Copy
available to any party who has not complied with its obligations under this Agreement if such noncompliance materially contributed to the issuance of any such Order or the taking of such action).

     11.2 TERMINATION BY THE PARENT.

     This Agreement may be terminated and the Mergers may be abandoned by action of the Board of Directors of the Parent, at any time prior to the Effective Time of the Mergers, if:

     (a) The Company Shareholder shall have failed to comply with any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 8.3 would not be satisfied; provided, however, that if such failure or failures are capable of being cured prior to the Effective Time of the Mergers, such failure or failures shall not have been cured within 15 days of delivery to the Company Shareholder of written notice of such failure;

     (b) there exists a breach of any representation or warranty of the Companies or the Sellers contained in this Agreement such that the closing condition set forth in Section 8.2 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time of the Mergers, such breach or breaches shall not have been cured within 15 days of delivery to the Company Shareholder of written notice of such breach; or

     (c) Any of the parties enumerated in Section 5.5 engages in any of the actions prohibited thereby.

     11.3 TERMINATION BY THE COMPANY SHAREHOLDER.

     This Agreement may terminated and the Mergers may be abandoned at any time prior to the Effective Time, by Company Shareholder, if:

     (a) the Parent or the Merger Subs shall have failed to comply with any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 9.2 would not be satisfied; provided however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within 15 days of delivery to the Parent of written notice of such failure; or

     (b) there exists a breach or breaches of any representation or warranty of the Parent or the Merger Subs contained in this Agreement such that the closing condition set forth in Section 9.1 would not be satisfied; provided however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breach or breaches shall not have been cured within 15 days of delivery to the Parent of written notice of such breach.



--------------------------------------------------------------------------------
                                      -65-
Agreement and Plan of Merger
Execution Copy

     11.4 PROCEDURE FOR TERMINATION.

     In the event of termination and abandonment of the Mergers by the Parent or the Company Shareholder pursuant to this Article 11, written notice thereof shall forthwith be given to the other party.

     11.5 EFFECT OF TERMINATION.

     (a) In the event of termination of this Agreement in accordance with the provisions of this Article 11, this Agreement shall forthwith become void and no party to this Agreement shall have any further liability or obligation to any other party; provided that:

     (i)  the obligations of the Confidentiality Agreements shall continue;

     (ii) the provisions of paragraphs (b) below shall survive; and

     (iii) nothing herein shall relieve any party from liability for any breach of this Agreement.

     (b) In the event that (i) either (A) the Mergers are not completed due to a violation of Section 5.5 by any of the persons enumerated therein, or (B) the Mergers are not completed on or prior to December 31, 1999 due to termination under Section 11.2(a) or (b), and (ii) on or before September 30, 2000, either of the Companies or any of their Affiliates sells the stock, assets or business of either of the Companies in an Alternative Acquisition, then the Company, prior to such sale being effected, shall pay the Parent by wire transfer of immediately available funds to an account specified by the Parent a fee in the amount of $2,000,000.

     11.6 RIGHT TO PROCEED.

     Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 8 hereof have not been satisfied, Parent shall have the right to waive the satisfaction of any such condition as provided in
Article 8 and to proceed with the transactions contemplated hereby, however, it shall be deemed to have waived any claim for indemnification arising out of any condition which has been so waived. If any of the conditions specified in
Article 9 hereof has not been satisfied, the Company Shareholder shall have the right to waive the satisfaction of any such condition as provided in Article 9 and to proceed with the transactions contemplated hereby.

12.  GENERAL PROVISIONS

     12.1 EXPENSES

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective fees, costs and expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement, including all fees, costs and expenses of

--------------------------------------------------------------------------------
                                      -66-
Agreement and Plan of Merger
Execution Copy
agents, representatives, counsel and accountants, except that (i) the parties shall bear equally any fees associated with the filing of notification(s) under the HSR Act, and (ii) Parent shall bear the first $5,000 of legal fees and expenses of Utah legal counsel for the Sellers.

     12.2 PUBLIC ANNOUNCEMENTS

     Unless required by law, no party shall release a public announcement or similar publicity with respect to this Agreement, the Closing, the Mergers or the other transactions contemplated hereby without the prior written consent of all of the other parties. Each party shall provide the other parties advance copies of any release it proposes making. The parties shall keep this Agreement and the transactions contemplated hereby strictly confidential and may not make any disclosure of this Agreement or such transactions to any Person other than its or their directors, officers, employees or agents who need to know such information to enable the parties to comply with this Agreement, provided that each such director, officer, employee or agent shall agree, for the benefit of the parties, to maintain the confidentiality of such information as provided in this Section 12.2. The parties will consult with each other concerning the means by which the Companies' employees, customers and suppliers and other Persons having dealings with the Companies or the Company Subsidiaries will be informed of this Agreement, the Closing, the Merger and the other transactions contemplated hereby, and representatives of Parent may at its option be present for any such communication.

     12.3 NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section):

     (a) If to Parent or Merger Subs:

                    Brooks Automation, Inc.
                    15 Elizabeth Drive
                    Chelmsford, MA  01824
                    Telecopier No.:  (617) 262-2500
                    Telephone No.:  (617) 262-2600
                    Attention:  Ellen B. Richstone

          With a copy to:

                    Brown, Rudnick, Freed & Gesmer
                    One Financial Center

--------------------------------------------------------------------------------
                                      -67-
Agreement and Plan of Merger
Execution Copy

                    Boston, MA  02111
                    Telecopier No.:  (617) 856-8201
                    Telephone No.:  (617) 856-8200
                    Attention:  Lawrence M. Levy, Esquire

     (b) If to the Company Shareholder:

                     Daifuku America Corporation
                     6700 Tussing Road
                     Reynoldsburg, Ohio 43068-5083
                     Tel:  (614) 863-1888
                     Fax:  (614) 863-9997
                     Attention:  Mr. Natsuo Makino

     With a copy to:

                     Masuda, Funai, Eifert & Mitchell
                     Two Continental Towers
                     1701 Golf Road
                     Suite 800
                     Rolling Meadows, IL  60008-4254
                     Tel:  (847) 734-8811
                     Fax:  (847) 734-1089
                     Attention:   Stephen M. Proctor, Esquire

     12.4 JURISDICTION; SERVICE OF PROCESS

     Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware or any United States District Court of the State of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Service of process or any other papers in any such Proceeding may be made by registered or certified mail, return receipt requested, pursuant to the provisions of Section 12.3.

     12.5 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

     No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.


--------------------------------------------------------------------------------
                                      -68-
Agreement and Plan of Merger
Execution Copy

     12.6 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

     No party may assign any of its rights under this Agreement without the prior written consent of the other parties except that Parent may assign any of its rights, but not its obligations, under this Agreement to any direct wholly-owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

     12.7 SEVERABILITY

     (a) If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such party or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     (b) The parties agree that the fees and other amounts provided in Section
11.5 are fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that such amounts exceed the maximum amount permitted by law, then such amounts shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

     12.8 GOVERNING LAW

     This Agreement will be governed by the internal laws of the State of Delaware without regard to principles of conflict of laws.

     12.9 COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



--------------------------------------------------------------------------------
                                      -69-
Agreement and Plan of Merger
Execution Copy

     12.10 ENTIRE AGREEMENT AND MODIFICATION; SCHEDULES AND EXHIBITS

     This Agreement and the Disclosure Schedule attached hereto, together with all of the agreements which will be entered into pursuant to this Agreement supersede all prior agreements, representations, warranties, understandings (other than the Confidentiality Agreements), whether written or oral, between or among the parties with respect to its subject matter and constitutes the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Company Shareholder and the Parent.


--------------------------------------------------------------------------------
                                      -70-
Agreement and Plan of Merger
Execution Copy

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BROOKS AUTOMATION, INC.                           DAIFUKU AMERICA CORPORATION


By:__________________________                     By:___________________________
Name:________________________                     Name:_________________________
Title:_______________________                     Title:________________________

ASI MERGER CORP.                                  DAIFUKU CO., LTD.


By:__________________________                     By:___________________________
Name:________________________                     Name:_________________________
Title:_______________________                     Title:________________________

ASC MERGER CORP.


By:__________________________
Name:________________________
Title:_______________________


--------------------------------------------------------------------------------
                                      -71-
Agreement and Plan of Merger
Execution Copy

                                    Exhibits:

Exhibit A                     FADA Business

Exhibit B                     Opinion of Company's Counsel

Exhibit C                     Form of Escrow Agreement

Exhibit D                     Executive Non-Competition and Proprietary Information Agreement

Exhibit E                     Non-Competition and Proprietary Information Agreement

Exhibit F                     Operating Agreement

Exhibit G                     Shareholder Agreement

Exhibit H                     Subordination Agreement

Exhibit I                     Opinion of Parent's Counsel

Exhibit J                     Registration Rights Agreement

Exhibit K                     Form of Release

Exhibit L                     Form of Amendment of Salt Lake City Lease


--------------------------------------------------------------------------------
                                       E-1
Agreement and Plan of Merger
Execution Copy